UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  Form 8-K/A-1


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) July 30, 2002


                         Commission File Number 0-33215


                                EMPS CORPORATION
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


               NEVADA                                      87-0617371
   -------------------------------                  ------------------------
   (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                   Identification  Number)


                 875 Donner Way, Unit 705, Salt Lake City, Utah
                  ---------------------------------------------
                    (Address of principal executive offices)

                                      84108
                                  -----------
                                   (Zip Code)


                                 (801) 582-1881
                 -----------------------------------------------
                (Registrant's Executive Office Telephone Number)

ITEM 5.  OTHER EVENTS

         This Current Report on Form 8-K amends the Report on Form 8-K previously filed by the Company on August 8, 2002, which report is incorporated herein by this reference.

         Information about Caspian Services Group, Limited

         Caspian Services Group, Limited ("Caspian") was incorporated in the British Virgin Islands on December 22, 1999, and has been primarily engaged in providing services to the oil and gas industry in the Republic of Kazakhstan. Caspian carries out its primary business activities from its branch located in Aktau, Kazakhstan, which has been registered with the Ministry of Justice of the Republic of Kazakhstan since April of 2000.

         In recent years, the Republic of Kazakhstan has undergone substantial political and economic change. As an emerging market, Kazakhstan does not possess the well-developed business infrastructure that generally exists in more mature free market economies. As a result, operations carried out in Kazakhstan can involve significant risks that are not typically associated with developed markets. Instability in the market reform process could subject Caspian to unpredictable changes in the basic business infrastructure in which it currently operates. Uncertainties regarding the political, legal, tax or regulatory environment, including the potential for adverse changes in any of these factors could significantly affect Caspian's ability to operate commercially. Management of Caspian is unable to estimate what changes may occur or the resulting effect of any such changes on Caspian's financial condition or future results of operations.

         Offshore Marine Services Industry

         Caspian's customers employ Caspian's vessels to provide services supporting the exploration, construction, positioning and ongoing operation of offshore oil and natural gas drilling rigs and platforms ("Offshore Marine Services"). This industry employs various types of vessels, referred to broadly as offshore support vessels, that are used to transport materials, supplies and personnel. Offshore Marine Service providers are employed by companies that engage in the offshore exploration and production of oil and natural gas and related services. Services provided by companies in this industry are performed in numerous locations worldwide. The Gulf of Mexico, the North Sea, offshore Southeast Asia, offshore West Africa and offshore Brazil are each major markets. Vessel usage is also significant in other international areas, including India, Australia, the Persian Gulf and the Mediterranean Sea. While the Caspian Sea is not currently considered one of the major markets, it is believed to have significant petroleum reserves.

         After Russia, Kazakhstan was the second largest oil-producing republic in the former Soviet Union at the time of its collapse, with production of over half a million barrels per day (bbl/d) in 1991. According to the Energy Information Association of the United States Department of Energy, Kazakhstan has significant petroleum reserves, with proven reserves estimated at 5.4 billion barrels of oil. In addition, Kazakhstan's possible hydrocarbon reserves, both onshore and offshore, dwarf its proven reserves, with estimated possible reserves--mostly in the Kazakh sector of the Caspian Sea--of between 30 billion and 50 billion barrels. Oil consortium operators have recently said that the offshore Kashagan field alone may contain geological reserves of up to 38 billion barrels of oil, and recoverable reserves of 7-9 billion barrels of oil.

         The Offshore Marine Services industry is directly impacted by the level of activity in worldwide offshore oil and natural gas exploration, development and production, which, in turn, is impacted by trends in oil and natural gas prices. Oil and natural gas prices are affected by a host of geopolitical and economic forces, including the fundamental principles of supply and demand. Each of the major geophysical offshore oil and gas production regions has unique characteristics that influence the economics of exploration and production and consequently the market for vessels in support of these activities. While there is some vessel interchangeability between geographic regions, barriers such as mobilization costs and vessel suitability restrict migration of vessels between regions. The effect of these restrictions on vessel migration has segmented various regions into separate markets.

         Caspian's Vessel Fleet

         Caspian currently has a fleet of four specialized shallow draft vessels designed for use in the shallow waters of the Caspian Sea. Caspian has one accommodation/work barge, the "Baskunchak." This vessel is used to transport and house personnel working on offshore production platforms, artificial islands, and rigs. The Baskunchak can house up to 84 persons and has a heli-deck.

         Caspian also owns two shallow draft landing craft supply vessels, the "Caspian Maria" and the "Caspian Yelena." Supply vessels serve drilling and productions facilities and support offshore construction and maintenance work. They are differentiated from other vessels by their ro-ro cargo handling capabilities, particularly their large capacity (approx. 1,000t) and versatility. These vessels are used to transport supplies such as fuel, water, drilling fluids, equipment and provisions.

         Caspian has recently purchased one shallow draft tug/survey/supply vessel, which is being mobilized to the Caspian Sea from Europe at this time. This vessel will be used to provide tug, supply and other survey services in the shallow water areas of the north Caspian Sea.

         Caspian's fleet is time chartered to customers who rent the vessel and hire Caspian to provide all necessary staffing and support for its safe and efficient operation. Vessel operating expenses are typically Caspian's responsibility except that the customer generally provides fuel and lubricants. In return for providing time-chartered services, Caspian is paid a daily rate of hire. Caspian also provides additional support services for the Baskunchak. These services include:

         o Room and board for the customer's personnel housed on the vessel;
         o        Laundry and related services to the customer's personnel; and
         o        Heli-deck operations.

         Caspian plans to expand its marine fleet to include additional supply, work and survey vessels as well as barges and tug boats. As part of a natural progression Caspian plans to develop a marine base in the Port of Bautino. Eventually Caspian desires to develop an emergency response service that would react to offshore oil spills on the Caspian Sea. Finally, Caspian is considering the development of an offshore seismic exploration program.

         Customers, Contract Terms and Competition

         Caspian's customers are oil and natural gas exploration and production companies working in the Kazakhstan sector of the Caspian Sea. Currently all of Caspian's fleet, with the exception of the new tugboat being mobilized at this time, is chartered to Agip Kazakhstan North Caspian Operating Company N.V., ("Agip KCO") for use in their oil and gas explorations in Kazakhstan sector of the Caspian Sea. Agip KCO is the operator of the Kashagan and Kalamkas fields that lie in the north eastern sector of the Caspian Sea. Agip KCO operates the fields on behalf of a consortium of seven international oil companies -- Eni's Agip Caspian Sea, BG Group, ExxonMobil, Inpex, Phillips, Shell, and TotalFinaElf.

         The Baskunchak is chartered to Agip KCO through the end of May 2003. The Caspian Maria and the Caspian Yelena are chartered to Agip KCO until the commencement of the winter season 2003, with 1-year optional extensions. The charters are industry standard time charters. The contracts are not cancelable except for unsatisfactory performance of the vessel. The loss of Agip KCO as a customer would severally adversely impact Caspian's financial condition and results of operations if replacement contracts were not obtained.

         Substantially all of Caspian's charters are fixed in U.S. dollars. Caspian attempts to reduce currency risk by matching each vessel's contract revenue to the currency matching its operating expenses.

         Caspian's competition includes varying local companies to large worldwide corporations. Competition is intense. Caspian currently has no known local Kazakhstan competition, but does have to compete with many larger foreign companies. Caspian believes that offsetting its small size, it may have an advantage over some larger companies because it has extensive experience operating vessels in the Caspian Sea and conducting business within and complying with the laws and regulations of the Republic of Kazakhstan. In addition, Caspian has developed strong relationships with government authorities and other local companies.

         Operating Risks and Insurance

         Caspian's operations are subject to various operating hazards and risks including:

         o        adverse sea and weather conditions;
         o        mechanical failure;
         o        navigation errors;
         o        collision;

         o        oil and hazardous substance spills, containment and clean up;
         o        labor shortages and strikes;
         o        damage to and loss of drilling rigs and production facilities;
                  and
         o        war, sabotage and terrorism risks.

         These risks present a threat to the safety of personnel and to Caspian's vessels, cargo, equipment in tow and other property, as well as the environment. Caspian could be required to suspend its operations or request that others suspend their operations as a result of these hazards. Third parties may have significant claim against Caspian for damages due to personal injury, death, property damage, pollution and loss of business.

         Caspian's vessels are covered by Hull and Machinery Insurance, which insures the vessels for their estimated market value against damage or loss, including pollution risks. Caspian also carries maritime employer's liability, and other insurance customary in the industry.

         The terrorist attacks on the United States on September 11, 2001, and the United States-led military response to counter terrorism and the continued threat of terrorist activity and other acts of war or hostility have created uncertainty in the insurance markets and have significantly increased the political, economic and social instability in the geographic area in which Caspian operates. It is possible that further acts of terrorism against the United States domestically or abroad could be directed against properties and personnel of U.S.-owned companies such as Caspian. The attacks and the resulting economic and political uncertainties, including the potential for further terrorist acts, have caused premiums charged for insurance coverage to increase, some dramatically. After the events of September 11, 2001 occurred, insurance underwriters imposed higher premiums for all types of insurance, including war risk coverage, on vessels. To date, Caspian has not experienced any property loss as a result of political, economic or social instability resulting from the terrorist attacks.

         Caspian believes that its insurance coverage is adequate. Caspian has not experienced a loss in excess of insurance policy limits; however, there is no assurance that Caspian's liability coverage will be adequate to cover all potential claims that may arise nor that it will be able to maintain adequate insurance in the future at rates considered reasonable, especially with the current level of uncertainty in the market resulting from the terrorist attacks on the United States on September 11, 2001.

         Business Risks

         Oil and Gas Prices are Highly Volatile. Commodity prices for crude oil and natural gas are highly volatile. Prices are extremely sensitive to the supply/demand relationship for the respective natural resources. High demand for crude oil and natural gas and/or low inventory levels for the resources as well as any perceptions about future supply interruptions can cause commodity prices for crude oil and natural gas to rise, while generally, low demand for natural resources and/or increases in crude oil and natural gas supplies cause commodity prices for the respective natural resources to decrease.

         Factors that affect the supply of crude oil and natural gas include but are not limited to the following: the Organization of Petroleum Exporting Countries' ("OPEC") ability to control crude oil production levels and pricing, as well as, the level of production by non-OPEC countries; political and economic uncertainties; advances in exploration and development technology; worldwide demand for natural resources; and governmental restrictions placed on exploration and production of natural resources.

         Changes in Level of Capital Spending by our Customers. Caspian's principal customers are oil and natural gas exploration, development and production companies. Caspian's results of operations are highly dependent on the level of capital spending by the energy industry. The energy industry's level of capital spending is substantially related to the prevailing commodity price of natural gas and crude oil. Low commodity prices have the potential to reduce the amount of crude oil and natural gas that Caspian's customers can produce economically. When this market dynamic occurs, it is expected that Caspian's customers will generally reduce their capital spending budgets for offshore drilling, exploration and development until commodity prices for natural resources increase to levels that can support increases in production and development and sustain growth.

         Foreign Operations

         Caspian derives all of its revenues from foreign sources. Caspian therefore faces risks inherent in conducting business internationally, such as:

         o Foreign currency exchange fluctuations or imposition of currency exchange controls;
         o        Legal and governmental regulatory requirements;
         o        Potential vessel seizure or nationalization of assets;
         o        Import-export quotas or other trade barriers;
         o Difficulties in collecting accounts receivable and longer collection periods;
         o        Political and economic instability;
         o Difficulties and costs of staffing and managing international operations; and
         o        Language and cultural differences.

         Any of these factors could materially adversely affect Caspian's operations and consequently, its business, operating results and financial condition.

         Caspian also faces a significant potential risk of unfavorable tax treatment and currency law violations. Legislation and regulations regarding taxation, foreign currency transactions and licensing of foreign currency loans in the Republic of Kazakhstan continue to evolve as the central government manages the transformation from a command to a market-oriented economy. The legislation and regulations are not always clearly written and their interpretation is subject to the opinions of local tax inspectors. Instances of inconsistent opinions between local, regional and national tax authorities is not unusual.

         The current regime of penalties and interest related to reported and discovered violations of Kazakhstan's laws, decrees and related regulations are severe. Penalties include confiscation of the amounts at issue for currency law violations, as well as fines of generally 100% of the taxes unpaid. Interest is assessable at rates of generally .3% per day. As a result, penalties and interest can result in amounts that are multiples of any unreported taxes.

         Caspian's operations and financial condition may be adversely affected by Kazakh political developments, including the application of existing and future legislation and tax regulations.

         Environmental Regulations

         Caspian must comply with extensive government regulation in the form of international conventions, federal and state laws and regulations in jurisdictions where its vessels operate and/or are registered. These conventions, laws and regulations govern matters of environmental protection, worker health and safety, and the manning, construction and operation of vessels. Moreover, the International Maritime Organization recently made the regulations of the International Safety Management ("ISM") Code mandatory. The ISM Code provides an international standard for the safe management and operation of ships, pollution prevention and certain crew and vessel certifications. The risks of incurring substantial compliance costs, liabilities and penalties for non-compliance are inherent in offshore maritime operations. Compliance with environmental, health and safety laws and regulations increases our cost of doing business. Additionally, environmental, health and safety laws change frequently. Therefore, Caspian may be unable to predict the future costs or other future impact of environmental, health and safety laws on its operations. There is no assurance that Caspian can avoid significant costs, liabilities and penalties imposed as a result of environmental regulation in the future.

         Lack of Funds to Continue Operations

         Since inception, Caspian has incurred significant losses. Moreover, Caspian anticipates that it will be dependent for a significant period of time on additional investment capital to fund operating expenses and development costs before achieving profitability. Since its inception, Caspian has covered its operating expense shortfall through additional contributions from its control shareholders. Although no formal agreement has been entered between Caspian and its previous control shareholders, it is anticipated that any shortfall for fiscal year 2002 will be covered by additional contributions from such shareholders unless funds are received from other funding sources. Because of the capital requirements of Caspian, fund-raising may be difficult. There can be no guarantee that Caspian will be able to meet its funding needs. In part, this is because the availability of funds is a result of a variety of factors, many of which are beyond Caspian's control, including volatility in the public capital markets. Caspian's ability to raise funds may also be affected by general economic conditions. All of these factors lead to significant concern about Caspian's ability to continue as a going concern.

         Subsidiaries

         Caspian is a partner in two joint ventures located in the Port of Bautino on the Caspian Sea. The Port of Bautino is the northernmost bay in the Caspian Sea that does not freeze during the winter months, and the main marine base for the oil companies conducting oil exploration and drilling operations in the Kazakhstan sector of the north Caspian Sea.

         Caspian is a joint venture partner, through its subsidiary CSJC Bauta, in a water desalinization plant that purifies, bottles and markets and sells water. The CSJC Bauta ("Bauta") facility is currently operational. It provides water to the local community at cost under its infrastructure agreement and provides water to the local Agip base. Recently, Bauta also began bottling and selling water in five liter and one liter bottles. Bauta is currently producing approximately 20,000 five liter bottles per week and 30,000 one liter bottles per week. The bottled water is primarily sold to the surrounding oil field camps and in retail locations in Aktau. Upon completion of the hotel being constructed by Capsian's other joint venture company, Bauta will provide fresh water for the hotel. Bauta was incorporated on February 27, 1998. Caspian acquired its 54% interest Bauta in September 2002.

         Caspian is also joint venture partner in a development company, Bautino Development Company LLP, which is constructing a hotel that the joint venture will manage and operate. Caspian expects the first phase of the hotel, consisting of 48 rooms, to be completed by the end of November 2002. Based on demand, market conditions and available financing, an additional two phases, consisting of 48 rooms each, may also be undertaken, with the second phase tentatively scheduled to begin during the later part of 2003. Bautino Development Company LLP, ("Bautino") was established under the laws of Kazakhstan on June 22, 2000. Caspian acquired its 50% interest in Bautino in April 2001.

         Employees

         Caspian currently employs a total of 72 full time employees. Caspian is committed to maximize the nationalization of its workforce in Kazakhstan. Currently 66% of Caspian's employees are Kazakh nationals; 28% are Russian nationals; and 6% are nationals of other countries. Caspian hires its employees under local labor contracts complying with the governing law of the Republic of Kazakhstan. Typically, these employment contracts are for renewable one year terms. Caspian believes it has satisfactory relations with its employees. To date, Caspian's operations have not been interrupted by strikes or work stoppages.

         Executive Offices

         Caspian rents 170 square meters of office space in Almaty, Kazakhstan as its principal executive offices. Caspian currently leases this space for $1,200 per month. The lease expires at the end of December 2002, and is renewable thereafter on a month-to-month basis. Caspian anticipates that the lease on the space will increase, possibly as much as 100%, at the end of the year. Caspian anticipates that it will continue to lease this space for at least the next twelve months.

         Caspian also maintains a branch office in 90 square meters of office space located in Aktau, Kazakhstan. Caspian leases this space for $1,000 per month under a one year lease that expires in March 2003. Caspian anticipates that it will continue to lease this space for at least the next twelve months.

         Both offices are leased at fair market value. Caspian operations generally do not require highly specialized facilities, and suitable facilities are generally available on a lease basis.

         Legal Proceedings

         Caspian is not currently a party to any legal proceedings, and to its knowledge, is not the subject of any threatened or pending litigation.

         Related Party Transactions

         Caspian provided consulting services to GIS-Center, LLP, a related party through a common officer and director, Mirgali Kunayev. The value of these consulting services were provided to GIS-Center, LLP, on terms consistent with the market value for such services. The current amount due Caspian is US $105,000.

         As of June 30, 2002, Caspian owed Conaught Finance International Limited, US $482,000 for management and technical services provided to Caspian. Paul Roberts, Caspian's President and a director and Laird Garrard, Caspian's Vice President and a director may be deemed to be the beneficial owners of Conaught.

         As of June 30, 2002, Caspian owed Techgrand Company Limited, US $100,000 for investment and marketing services provided to Caspian. At the time the services were provided, Techgrand owned 12% of this issued and outstanding common shares of Caspian.

         As of June 30, 2002, Caspian owed Service Help Company, LLC,
US $105,000 for administrative services provided to Caspian. Service Help may be deemed a related party through a common officer and director, Yvgeny Kurguzkin.

         As of June 30, 2002, Caspian owed Arkashelf, Ltd., US $37,000 for the balance due on the acquisition of Caspian's 50% interest in Bautino Development Company. Caspian also received a loan from Arkashelf in September 2001, for the purchase, transportation and modernization of the Caspian Maria and Caspian Yelena vessels. The total amount of the loan was US $4,200,000. Maturity date on the loan is August 2004, with principal payments beginning in June 2002. The interest rate on the loan is 16% per annum, payable monthly. This loan is secured by the vessels Baskunchak, Caspian Maria and Caspian Yelena and 5,400 common shares of Bauta.

         Bauta purchased fixed assets from Kazakhstancaspishelf OJSC, 44% owner of Bauta, and is obliged to pay the liability in semiannual installments over the next six years. The loan bears an interest rate of 10% per annum. The loan is secured by the fixed assets. The total amount due under the loan agreement will be $5,755,000.

         As of June 30, 2002, Caspian owed Petroleum Group Services Limited
US $490,000 for loans made to Caspian for purposes of supporting its operations. At the time the loans were made, Petroleum Group owned 52% of the issued and outstanding common shares of Caspian.

         As of June 30 ,2002, Caspian owed Mars International Limited
US $1,072,000 for loans made to Caspian for purposes of supporting its operations. The son of Caspian director and Vice President Mirgali Kunayev, and may be deemed to be the beneficial owner of Mars International. These loans are unsecured and bear an interest rate of 15% per annum. These loans have no specific repayment terms.

         As of June 30, 2002, Caspian owed two of its officers and directors, Laird Garrard and Yevgeny Kurguzkin US $473,000 and US $634,000 respectively for loans made to Caspian for purposes of supporting Caspian's operations. These loans are unsecured and bear an interest rate of 15% per annum. These loans have no specific repayment terms.

         Caspian believes that all of the transactions set forth above were made on terms no less favorable to Caspian than could have been obtained from unaffiliated third parties. Caspian intends that all future transactions between the Company and its officers, directors, principal stockholders and their affiliates be approved by a majority of its board of directors, including a majority of the independent and disinterested outside directors on the board of directors, and be on terms no less favorable to Caspian than could be obtained from unaffiliated third parties.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements.

         Restatement of Previously Issued Financial Statements

         On April 26, 2002, and May 7, 2002, respectively, EMPS filed preliminary and definitive proxy statements on Form 14-A with the U.S. Securities and Exchange Commission, containing financial statements of Caspian for the year ended December 31, 2001 and for the period from December 22, 1999 (inception date) to December 31, 2000. As disclosed in a Current Report filed by EMPS on August 27, 2002, subsequent to the filing of the definitive proxy statement, it was determined that those financial statements required restatement to reflect the consolidation of Caspian's 54% ownership interest in "Bauta", an entity organized for the purpose of owning and operating a water desalinization plant in the port of Bautino, on the Caspian Sea in Kazakhstan. In earlier financial statements, Caspian's investment in Bauta was accounted for under the equity method.

         The Caspian financial statements presented in this Current Report have been restated. The restated financial statements reflect the effects of (a) consolidating adjustments related to Bauta and (b) additional miscellaneous adjustments and reclassifications.

         The following financial statements are filed with this amendment:

                  I.     Audited Financial Statements of EMPS Corporation for
                           the Year Ended December 31, 2001;
                  II.    Unaudited Financial Statements of EMPS Corporation
                           for the Six Months Ended June 30, 2002;
                  III.   Audited Financial Statements of Caspian Services
                           Group Limited for the Year Ended December 31, 2001;
                           and
                  IV.    Unaudited and Unreviewed Financial Statements of
                           Caspian Services Group Limited for the Six Months Ended June 30, 2002.

         (b)      Pro Forma Financial Information:

                  I.     Pro Forma Combined Balance Sheet and Statements of
                           Operations


         (c)      Exhibits.

                  None.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A-1 to be signed on its behalf by the undersigned hereunto duly authorized.

                                            EMPS CORPORATION



Date: October 7, 2002                        By:   /s/ Louis Naegle
                                                 -------------------------------
                                                 Louis Naegle, President



Date: October 7, 2002                       By:   /s/ Marat Cherdabayev
                                                --------------------------------
                                                 Marat Cherdabayev, Secretary

                        EMPS CORPORATION AND SUBSIDIARY
                         (Development Stage Companies)

                       CONSOLIDATED FINANCIAL STATEMENTS

                                      WITH

                          INDEPENDENT AUDITOR'S REPORT


                        EMPS CORPORATION AND SUBSIDIARY
                         (Development Stage Companies)


                                    CONTENTS


                                                                      PAGE


Independent Auditor's Report                                          F-2

Consolidated Balance Sheets                                           F-3

Consolidated Statements of Operations                                 F-4

Consolidated Statement of Stockholders' Equity                        F-5

Consolidated Statements of Cash Flows                                 F-6

Notes to Consolidated Financial Statements                            F-7

Independent Auditor's Report


Board of Directors
EMPS CORPORATION


I have audited the accompanying consolidated balance sheets of EMPS Corporation and subsidiary (development stage companies) as of December 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2001 and 2000 and the period from inception (July 14, 1998) to December 31, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of EMPS Corporation and subsidiary (development stage companies) at December 31, 2001 and 2000, and the consolidated results of their operations and their consolidated cash flows for the years ended December 31, 2001 and 2000 and the period from Inception (July 14, 1998) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.


/s/ David T. Thomson, P.C.
Salt Lake City, Utah
January 30, 2002

                         EMPS CORPORATION AND SUBSIDIARY
                          (Development Stage Companies)

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                     December 31,      December 31,
                                                                                         2001              2000
                                                                                   ---------------    --------------
CURRENT ASSETS:
     Cash on hand                                                                    $     40,835       $    50,012
     Prepaid Expenses                                                                       1,050                 -
                                                                                     ------------       -----------

               Total Current Assets                                                        41,885            50,012
                                                                                     ------------       -----------

OTHER ASSETS
     Deferred offering costs                                                                    -             5,472
     Patents, net of amortization of $180 and $130                                          4,601               670
                                                                                     ------------       -----------

               Total Other Assets                                                           4,601             6,142
                                                                                     ------------       -----------

TOTAL ASSETS                                                                         $     46,486       $    56,154
                                                                                     ============       ===========

                               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                                                                $     59,810       $    26,138
     Accrued interest payable                                                                   -               514
     Franchise tax payable                                                                    100                 -
     Deferred revenue                                                                       3,231                 -
     Due to Parent                                                                              -             5,051
                                                                                     ------------       -----------

               Total Current Liabilities                                                   63,141            31,703
                                                                                     ------------       -----------

STOCKHOLDERS' EQUITY (DEFICIT):
     Common stock; $.001 par value, 50,000,000
       shares authorized, 865,100, and 850,000
       shares issued and outstanding respectively                                             865               850
     Additional paid-in capital                                                            32,630            26,907
     Deficit accumulated during the development stage                                     (50,150)           (3,306)
                                                                                     ------------       -----------

               Total Stockholders' Equity (Deficit)                                       (16,655)           24,451
                                                                                     ------------       -----------

TOTAL LIABILITIES AND STOCKHOLDERS'  EQUITY                                          $     46,486       $    56,154
                                                                                     ============       ===========

                                                 F-3

                                         EMPS CORPORATION AND SUBSIDIARY
                                           (Development Stage Companies)

                                       CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                     For the              For the           Cumulative
                                                                    Year Ended           Year Ended         During The
                                                                   December 31,         December 31,        Development
                                                                       2001                 2000               Stage
                                                               -----------------    -----------------   ----------------
REVENUE                                                            $       -             $      -         $       -

EXPENSES
     General and administrative                                       47,610                  795            48,994
     Amortization expense                                                184                   54               414
                                                                   ---------             --------         ---------

          Total Expenses                                              47,794                  849            49,408
                                                                   ---------             --------         ---------

NET INCOME (LOSS) FROM OPERATIONS                                    (47,794)                (849)          (49,408)

OTHER INCOME (EXPENSE)
     Grant revenue, net of grant expenses of $62,157,
       $-0-, and $62,157                                                   -                    -                 -
     Interest income                                                     978                   22             1,000
     Other income                                                         51                    -                51
     Interest expense                                                    (79)                (446)             (684)
                                                                   ---------             --------         ---------

          Total income (expense)                                         950                 (424)              367
                                                                   ---------             --------         ---------

NET INCOME (LOSS) BEFORE CUMULATIVE
EFFECT OF ACCOUNTING CHANGE                                          (46,844)              (1,273)          (49,041)
     Cumulative effect of accounting change
     for organization costs                                                -                    -            (1,109)
                                                                   ---------             --------         ---------

NET INCOME (LOSS)                                                  $ (46,844)            $ (1,273)        $ (50,150)
                                                                   =========             ========         =========

EARNINGS (LOSS) PER SHARE BEFORE ACCOUNTING CHANGE                 $   (0.05)            $  (0.00)        $   (0.06)

CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                     -                    -             (0.00)
                                                                   ---------             --------         ---------

EARNINGS (LOSS) PER SHARE                                          $   (0.05)            $  (0.00)        $   (0.06)
                                                                   =========             ========         =========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                        863,842              804,167           819,905
                                                                   =========             ========         =========

                                                        F-4

                                         EMPS CORPORATION AND SUBSIDIARY
                                          (Development Stage Companies)

                                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          For The         For The       Cumulative
                                                                         Year Ended      Year Ended     During The
                                                                        December 31,    December 31,    Development
                                                                            2001            2000           Stage
                                                                       --------------- --------------- --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Cash from grant                                                        $  68,228        $      -      $  68,228
     Cash from interest received                                                  978              22          1,000
     Cash from other income                                                        50               -             50
     Cash paid for interest                                                       (79)              -            (79)
     Cash paid for grant expenses                                             (62,157)              -        (62,157)
     Cash paid for expense                                                    (21,171)           (245)       (21,663)
                                                                            ---------        --------      ---------

          Total cash used in operating activities                             (14,151)           (223)       (14,621)
                                                                            ---------        --------      ---------

CASH FLOW FROM INVESTING ACTIVITIES:
     Patents                                                                   (4,115)              -         (4,115)
     Organization costs                                                             -               -         (1,000)
                                                                            ---------        --------      ---------

          Total cash used in investing activities                              (4,115)              -         (5,115)
                                                                            ---------        --------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Capital contributed to the Company                                             -               -          1,000
     Advances (payments) from Parent                                           (5,051)          1,340              -
     Sale of common stock for cash                                             15,100          50,000         65,100
     Deferred offering costs                                                     (960)         (1,105)        (5,529)
                                                                            ---------        --------      ---------

          Total cash provided by financing activities                           9,089          50,235         60,571
                                                                            ---------        --------      ---------

NET INCREASE (DECREASE) IN CASH                                                (9,177)         50,012         40,835

CASH - BEGINNING OF PERIOD                                                     50,012               -              -
                                                                            ---------        --------      ---------

CASH - END OF PERIOD                                                        $  40,835        $ 50,012       $ 40,835
                                                                            =========       =========      ========

RECONCILIATION OF NET INCOME (LOSS) TO NET CASH
   PROVIDED (USED) BY OPERATING ACTIVITIES

NET INCOME (LOSS)                                                           $ (46,844)       $ (1,273)     $ (50,150)
                                                                            ---------        --------      ---------

Adjustment to reconcile net income (loss) to net
     cash provided (used) by operating activities
          Cumulative effect of accounting change                                    -               -          1,109
          Amortization of organization and patent costs                           185              54            414
          Change in assets and liabilities
            (Increase) in prepaid expense                                      (1,050)              -         (1,050)
            Increase in deferred revenue                                        3,231               -          3,231
            Increase (decrease) in accrued interest                              (514)            386              -
            Increase in franchise tax payable                                     100               -            100
            Increase (decrease) in accounts payable                            30,741             610         31,725
                                                                              -------            ----        ------

                    Total Adjustments                                          32,693           1,050         35,529
                                                                              -------          ------        ------

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                            $ (14,151)       $   (223)     $ (14,621)
                                                                            =========        ========      =========

NONCASH TRANSACTIONS
     Part of consideration to purchase Subsidiary shares                    $       -        $      -      $   2,636
                                                                            =========        ========      =========
     Accounts payable for organizations costs                               $       -        $      -      $     209
                                                                            =========        ========      =========
     Accounts payable for deferred offering costs                           $       -        $ 19,838      $  29,670
                                                                            =========        ========      =========
     Commons stock issued for assignment of patents                         $       -        $      -      $     800
                                                                            =========        ========      =========

                                                             F-5

                                         EMPS CORPORATION AND SUBSIDIARY
                                          (Development Stage Companies)

                                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                            Deficit
                                                                                                          Accumulated
                                                                        Common Stock        Additional     During The
                                                                  ------------------------    Paid-in      Development
                                                                    Shares       Amount       Capital         Stage
                                                                  ------------ ------------ ------------ ----------------
BALANCE, July 14, 1998 (inception)                                         -       $   -     $      -         $       -

Shares issued to parent in exchange for assignment
  of patents at par value of $.001 per share,
  July 14, 1998                                                      800,000         800            -                 -

Capital contributed to the Company to pay costs                            -                    1,000

Net income (loss) from inception (July 14, 1998) to
  December 31, 1998                                                        -           -            -              (120)
                                                                     -------       -----     --------         ---------

BALANCE, December 31, 1998                                           800,000         800        1,000              (120)

Net income (loss) for the year ended
  December 31, 1999                                                        -           -            -            (1,913)
                                                                     -------       -----     --------         ---------

BALANCE, December 31, 1999                                           800,000         800        1,000           (2,033)

Issuance of shares for cash pursuant to
  public offering of common stock at $1.00
  per share on December 25, 2000                                      50,000          50       49,950                 -

Offering costs associated with shares issued                               -           -      (24,043)                -

Net income (loss) for the year ended
  December 31, 2000                                                        -           -            -            (1,273)
                                                                     -------       -----     --------         ---------

BALANCE, December 31, 2000                                           850,000         850       26,907            (3,306)

Issuance of shares for cash pursuant to the completion
  of a public offering of common stock at $1.00
  per share on January 31, 2001                                       15,100          15       15,085                 -

Offering costs associated with shares issued
  issued                                                                   -           -       (9,362)                -

Net income (loss) for the year ended
  December 31, 2001                                                        -           -            -           (46,844)
                                                                     -------       -----     --------         ---------

BALANCE, December 31, 2001                                           865,100       $ 865     $ 32,630         $ (50,150)
                                                                     =======       =====     ========         =========

                                                        F-6

                        EMPS CORPORATION AND SUBSIDIARY
                         (Development Stage Companies)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization - EMPS Corporation (The Company) was organized under the laws of the State of Nevada on July 14, 1998 and has elected a fiscal year end of December 31st. The Company was formed for the purpose of furthering development and marketing of patented technology for commercially separating nonmagnetic particulate material from other materials without heat or water. On January 31, 2001, the Company formed a wholly owned subsidiary by issuing cash and other consideration for all of the issued and outstanding shares of EMPS Research Corporation (Research) (See note 9). The Company and its Subsidiary have not commenced planned principle operations and are considered development stage companies as defined in SFAS No. 7. The Company has acquired three patents having to do with the business purpose outlined above.

         Financial statements - The accompanying financial statements include only the accounts of EMPS Corporation and it's wholly-owned subsidiary (Research) and are not presented on a consolidated basis with Particle Separation Technologies, L.C., (PST) which is its Parent Company. At December 31, 2001 and 2000, PST owned 92.5%, and 94% of the common stock of EMPS Corporation respectively.

         Consolidation Policy - The consolidated balance sheet, statement of operations, and statement of cash flows at December 31, 2001, include the accounts of the Company and it's wholly-owned subsidiary (Research). The consolidated statement of operations and statements of cash flows at December 31, 2001 and 2000 excludes the Research financial information because Research was not in existence at that time. Intercompany transactions and balances have been eliminated in consolidation.

         Net Earnings Per Share - The computation of net income (loss) per share of common stock is based on the weighted average number of shares outstanding during the period presented.

         Organization Costs - The Company was amortizing its organization costs, which reflected amounts expended to organize the Company, over sixty
         (60) months using the straight-line method. In 1998, the Accounting Standards Executive Committee (AsSEC) of the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-5, "Reporting on the Cost of Start-up Activities." The SOP requires costs of start-up activities and organization costs to be expensed as incurred. During 1999, the Company adopted the SOP and recognized a charge for the cumulative effect of accounting change of $1,109.

         Assignment of Patent Rights - The Company is amortizing its cost associated with the acquisition of its patents over a remaining life of
         12.8 years using the straight-line method. This life is the legally remaining protected lives of the patents. Amortization expense shown from 1999 forward is for patents only.

         Income Taxes - Due to losses at December 31, 2001 and 2000, no provisions for income taxes has been made. There are deferred income taxes resulting from income and expense items being reported for financial accounting and tax reporting purposes in different periods. The difference arises from the accelerating of the write-off of organization costs for financial statement purposes as compared to amortizing over 60 months for tax purposes.

                        EMPS CORPORATION AND SUBSIDIARY
                         (Development Stage Companies)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

         Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company did not have non-cash investing activities during 2001 and 2000.

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Grant revenue recognition - The DOE grant is funded on a cost reimbursement basis and payments received from the grant are treated as earned and recognized as revenue at the time expenditures reimbursable under the grant are made by the Company. The grant has provisions for advance payments. A grant receivable is recorded if expenditures exceed amounts received under the grant and deferred revenue is recorded if payments exceed costs expended under the grant.

         Reclassification - Certain accounts have been reclassified to conform with current presentation.

NOTE 2 - EQUITY TRANSACTIONS

         The Company on July 14, 1998 issued 800,000 of $.001 par value common stock to PST to acquire Patents to technology explained above in the organization footnote. The stock was valued at par value for a total acquisition cost of $800 (see Note 4). At December 31, 1998 $1,000 was contributed to the Company to pay certain cost to organize the Company. The Company has recorded the contributed capital as additional paid-in capital in its financial statements.

         Effective January 31, 2001, the Company completed a public offering of its common stock. The stock was sold at $1.00 per share. The Company sold 65,100 shares of its common stock for a total of $65,100. The direct costs of the offering were $33,405.

NOTE 3 - RELATED PARTY TRANSACTIONS

         PST (see financial statements - note 1) is providing free office space to the Company; the free rent has been determined to have only nominal value. At December 31, 2000, PST had paid in behalf of the Company certain accounting, legal and other professional fees, and other minor expenses in the amount of $5,051. These were treated as short-term advances and had accrued interest at 9% per annum until payment was made in 2001.

         The Company has no employees. Starting in the first quarter of 2001 and through the second quarter of 2001, compensation was paid to the project manager of the government grant issued to Research (see note 8) in the amount of $20,000. The project manager is a related party to Research through PST.

                        EMPS CORPORATION AND SUBSIDIARY
                         (Development Stage Companies)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - RELATED PARTY TRANSACTIONS - CONTINUED

         As of December 31, 2001 and 2000 no compensation was paid or accrued to any officers or directors of the Corporation holding Research's stock due to the fact that it is of only nominal value.

NOTE 4 - ASSIGNMENTS OF PATENTS TO THE COMPANY

         As outlined above, PST has assigned patents for its technology to the Company in exchange for common stock of the Company. The term of the assignment is for the length of time covered under the letters of Patent. At the time of the assignment, the costs of the patents were recorded at no more than the cost of the patents to PST. During the year ending December 31, 2001, the Company paid, using cash, additional legal fees on the third patent for a cost of $1,970. These patents were then assigned to Research. (See Note 9).

NOTE 5 - STOCK OPTION PLAN

         The Company has adopted a stock option plan. The total number of shares of common stock reserved and available for distribution under the Plan shall be 400,000 shares. At December 31, 2001 and 2000 no options have been granted. The Company can grant incentive stock options or non-qualified stock options. The grant-holding period, the term of the grant, the grant exercise price, when the grant can be exercisable, and the method of exercise are detailed in the stock option plan.

NOTE 6 - INCOME TAXES

         At December 31, 2001 and 2000, the Company had net federal operating losses (NOL) of $47,285 and $2,681, which can be carried forward to offset operating income. The Company's NOL's will expire between the years 2021 and 2018. Valuation allowances of $7,519 and $496 have been established for deferred tax assets associated with the above NOL's for 2001 and 2000 and for the amortizing of organization costs for tax purposes from 2000 forward. The change in the NOL allowances for 2001 and 2000 was $7,023 and $191.

NOTE 7 - DEPARTMENT OF ENERGY AWARD

         The Department of Energy (DOE), through its Office of Industrial Technologies (OIT) 2000 Inventions and Innovation (I&I) Program has awarded a grant to Research. Research's application was titled "Development of a High-Frequency Eddy-Current Separator". The grant was approved in the amount of $199,000. The project period is from February 1, 2001 to January 1, 2003. Specific amounts have been subcontracted to two entities to assist in the research to be conducted under the grant. Through December 31, 2001, Research has incurred grant expenses in the amount of $62,157.

                        EMPS CORPORATION AND SUBSIDIARY
                         (Development Stage Companies)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - FORMATION OF WHOLLY OWNED SUBSIDIARY

         On January 31, 2001, the Company formed EMPS Research Corporation (Research) as a wholly owned Subsidiary by giving cash and other consideration in exchange for 1,000,000 shares of Research common stock. Research was incorporated on January 31, 2001 in the State of Utah. The Company owns all of the issued and outstanding common shares of Research (1,000,000 shares). The consideration given by the Company to Research for its shares was $2,100 of cash, payment of organization costs of $264 on behalf of Research, and the assignment of three Patents owned by the Company to Research at their book value (historical costs) at time of assignment in the amount of $2,636. Thus, the Company paid a total price of $5,000 for the 1,000,000 shares of common stock of Research.

NOTE 9 - SUBSEQUENT EVENTS

         Subsequent to December 31, 2001, the Company's board of directors adopted a resolution to increase the authorized capital stock of the Company from 50 million shares of common stock to 150 million shares and also authorized the Company to increase its total issued and outstanding shares of common stock by effecting a three-for-one forward stock split. The Company's total issued and outstanding common stock immediately following the forward split was 2,595,300 shares. The par value of the common stock will remain at $.001 per share.

         Also subsequent to December 31, 2001, the Company had the following stock and debt transactions. The Company sold 60,000 shares of restricted common stock for cash at a price of $ .30 per share for a total amount of $18,000. The Company pursuant its Stock Option Plan and by resolution of the Board of Directors approved a grant and issuance of 140,000 common shares as complete and full payment of all outstanding legal fees to its legal counsel. The shares issued are to be valued at fair market value at time of issuance. The amount owed to legal counsel at December 31, 2001 was $55,664. After this transaction the Company has available for distribution under the Stock Option Plan 260,000 shares.

                                         EMPS CORPORATION AND SUBSIDIARY
                                          (Development Stage Companies)

                                           CONSOLIDATED BALANCE SHEETS

                                                     ASSETS

                                                                                           June 30,          December 31,
                                                                                             2002               2001
                                                                                       ---------------      --------------
                                                                                          (Unaudited)
CURRENT ASSETS:
     Cash in bank                                                                      $         8,715      $       40,835
     Prepaid expense                                                                               206               1,050
     Due from U. S. Department of Energy                                                         8,041                   -
                                                                                       ---------------      --------------

          Total Current Assets                                                                  16,962              41,885
                                                                                       ---------------      --------------

OTHER ASSETS
     Patents, net of amortization of $282 and $180                                               4,498               4,601
                                                                                       ---------------      --------------

          Total Other Assets                                                                     4,498               4,601
                                                                                       ---------------      --------------

TOTAL ASSETS                                                                           $        21,460      $       46,486
                                                                                       ===============      ==============

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                                                                  $        44,302      $       59,810
     Franchise tax payable                                                                           -                 100
     Deferred revenue                                                                                -               3,231
                                                                                       ---------------      --------------

          Total Current Liabilities                                                             44,302              63,141
                                                                                       ---------------      --------------

STOCKHOLDERS' EQUITY:
     Common stock; $.001 par value, 150,000,000 shares
          authorized, 2,910,300 and 886,100 shares issued and
          outstanding respectively                                                               2,910                 865
     Additional paid-in capital                                                                220,399              32,630
     Deficit accumulated during the development stage                                         (246,151)            (50,150)
                                                                                       ---------------      --------------

          Total Stockholders' Equity (Deficit)                                                 (22,842)            (16,655)
                                                                                       ---------------      --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                             $        21,460      $       46,486
                                                                                       ===============      ==============


                                                            F-11

                                         EMPS CORPORATION AND SUBSIDIARY
                                          (Development Stage Companies)

                                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                                   (Unaudited)


                                                      For the Three                      For the Six
                                                       Months Ended                      Months Ended               Cumulative
                                                         June 30,                          June 30,                  During the
                                               -----------------------------      ---------------------------       Development
                                                   2002             2001             2002             2001            Stage
                                               ------------     ------------      -----------     -----------       -----------
REVENUE                                        $          -     $          -      $         -     $         -       $         -
                                               ------------     ------------      -----------     -----------       -----------

EXPENSES
     General and administrative                      26,504            6,262          195,954          11,962           244,948
     Amortization expense                                51               51              102              82               516
                                               ------------     ------------      -----------     -----------       -----------

          Total expenses                             26,555            6,313          196,056          12,044           245,464
                                               ------------     ------------      -----------     -----------       -----------

NET INCOME (LOSS) FROM OPERATIONS                   (26,555)          (6,313)        (196,056)        (12,044)         (245,464)
                                               ------------     ------------      -----------     -----------       -----------

OTHER INCOME (EXPENSE)
     Grant revenue, net of grant expenses of
          $20,431, $24,245, $39,893, $50,512
          and $102,050                                    -           26,267                -               -                 -
     Interest income                                     47              113               58             431             1,057
     Other income                                         -              904                -             904                51
     Interest expense                                     -                -               (3)            (40)             (686)
                                               ------------     ------------      -----------     -----------       -----------

          Total Other Income and Expense                 47           27,284               55           1,295               422
                                               ------------     ------------      -----------     -----------       -----------

NET INCOME (LOSS) BEFORE
CUMULATIVE EFFECT OF
ACCOUNTING CHANGE                                   (26,508)          20,971         (196,001)        (10,749)         (245,042)
     Cumulative effect of accounting
     change for organization costs                       -                -                -               -             (1,109)
                                               ------------     ------------      -----------     -----------       -----------

NET INCOME (LOSS)                              $    (26,508)    $     20,971      $  (196,001)    $   (10,749)      $  (246,151)
                                               ============     ===========       ===========     ===========       ===========

EARNINGS (LOSS) PER SHARE
BEFORE ACCOUNTING CHANGE                       $      (0.01)    $       0.02      $     (0.07)    $     (0.01)      $     (0.10)

CUMULATIVE EFFECT OF
ACCOUNTING CHANGE                              $          -     $          -      $         -     $         -       $     (0.00)
                                               ------------     ------------      -----------     -----------       -----------

INCOME (LOSS) PER SHARE                        $      (0.01)    $       0.02      $     (0.07)    $     (0.01)      $     (0.10)
                                               ============     ============      ===========     ===========       ===========



                                                                 F-12

                                          EMPS CORPORATION AND SUBSIDIARY
                                           (Development Stage Companies)

                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                    (Unaudited)


                                                                                     For the Six
                                                                                     Months Ended         Cumulative
                                                                                       June 30,           During the
                                                                               ------------------------   Development
                                                                                  2002          2001         Stage
                                                                               ----------     ---------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Cash from grant                                                           $   39,893     $  65,384   $  102,050
     Cash from interest received                                                       58           431        1,057
     Cash from other income                                                             -             -           51
     Cash paid for interest                                                            (3)         (555)        (686)
     Cash paid for grant expenses                                                 (39,893)      (44,718)    (102,050)
     Cash paid for expenses                                                       (50,175)       (9,755)     (65,163)
                                                                               ----------     ---------   ----------

          Net Cash Provided (Used) by Operating Activities                        (50,120)      10,787       (64,741)
                                                                               ----------     ---------   ----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Patents                                                                            -        (4,115)      (4,115)
     Organization costs                                                                 -             -       (1,000)
                                                                               ----------     ---------   ----------

          Net Cash Used by Investing Activities                                         -        (4,115)      (5,115)
                                                                               ----------     ---------   ----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Capital contributed to the Company                                                 -             -        1,000
     Advances (payments) - Parent                                                       -        (5,051)           -
     Sale of common stock for cash                                                 18,000        15,100       83,100
     Deferred offering costs                                                            -          (960)      (5,529)
                                                                               ----------     ---------   ----------

          Net Cash Provided (Used) by Financing Activities                         18,000         9,089       78,571
                                                                               ----------     ---------   ----------

NET INCREASE (DECREASE) IN CASH                                                   (32,120)       15,761        8,715

CASH  -  BEGINNING OF PERIOD                                                      40,835        50,012             -
                                                                               ----------     ---------   ----------

CASH  -  END OF PERIOD                                                         $    8,715     $  65,773   $    8,715
                                                                               ==========     =========   ==========

RECONCILIATION OF NET INCOME TO NET CASH PROVIDED
     (USED) BY OPERATING ACTIVITIES

NET INCOME (LOSS)                                                              $ (196,001)    $ (10,749)  $ (246,151)
                                                                               ----------     ---------   ----------

Adjustments to reconcile net income (loss) to net cash provided
     (used) by operating activities
          Amortization of organization and patent costs                               102            82          516
          Common stock issued to pay payables and consulting services             116,150             -      116,150
          Cumulative change in accounting principle                                     -             -        1,109
          Change in assets and liabilities
             (Increase) Decrease in prepaid expenses                                  844             -         (206)
             (Increase) Decrease in due from Department of Energy                  (8,041)            -       (8,041)
             Increase in deferred revenue                                          (3,231)       14,876            -
             Increase (decrease) in accounts payable                               40,157         7,092       71,882
             Increase (decrease) in franchise tax payable                            (100)            -            -
             Increase (decrease) in accrued interest                                    -          (514)           -
                                                                               ----------     ---------   ----------

               Total Adjustments                                                  145,881        21,536      181,410
                                                                               ----------     ---------   ----------

NET CASH (USED) BY OPERATING ACTIVITIES                                        $  (50,120)    $  10,787   $  (64,741)
                                                                               ==========     =========   ==========

NONCASH TRANSACTIONS
     Part of consideration to purchase shares of Subsidiary - patents          $        -     $   2,636   $    2,636
                                                                               ==========     =========   ==========
     Accounts payable for organization costs                                   $        -     $       -   $      209
                                                                               ==========     =========   ==========
     Accounts payable for deferred offering costs                              $        -     $   2,930   $   29,670
                                                                               ==========     =========   ==========
     Common stock issued for assignment of patents                             $        -     $       -   $      800
                                                                               ==========     =========   ==========
     Common stock issued to pay accounts payable                               $   55,664     $   2,636   $   55,664
                                                                               ==========     =========   ==========


                                                         F-13

                         EMPS CORPORATION AND SUBSIDIARY
                          (Development Stage Companies)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization - EMPS Corporation (The Company) was organized under the laws of the State of Nevada on July 14, 1998 and has elected a fiscal year end of December 31st. The Company was formed for the purpose of furthering development and marketing of patented technology for commercially separating nonmagnetic particulate material from other materials without heat or water. On January 31, 2001, the Company formed a wholly owned subsidiary by issuing cash and other consideration for all of the issued and outstanding shares of EMPS Research Corporation (Research) (See note 7). The Company and its Subsidiary have not commenced planned principle operations and are considered development stage companies as defined in SFAS No. 7. The Company has acquired three patents having to do with the business purpose outlined above.

         Financial Statements - The accompanying financial statements include only the accounts of EMPS Corporation and its wholly-owed subsidiary (Research) and are not presented on a consolidated basis with Particle Separation Technologies, L.C., (PST) which is its Parent Company. At June 30, 2002, December 31, 2001 and June 30, 2001, the PST owned 82.5%, 92.5% and 92.5% of the common stock of EMPS Corporation respectively.

         Consolidation Policy - The consolidated balance sheet, statement of operations, and statement of cash flows at June 30, 2002 and December 31, 2001, include the accounts of The Company and its wholly-owned subsidiary (Research). Intercompany transactions and balances have been eliminated in consolidation.

         Organization Costs - The Company was amortizing its organization costs, which reflected amounts expended to organize the Company, over sixty
         (60) months using the straight-line method. In 1998, the Accounting Standards Executive Committee (AsSEC) of the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-5, "Reporting on the Cost of Start-up Activities." The SOP requires costs of start-up activities and organization costs to be expensed as incurred. During 1999, the Company adopted the SOP and recognized a charge for the cumulative effect of accounting change of $1,109.

         Assignment of Patent Rights - The Company is amortizing its cost associated with the acquisition of its patents over a remaining life of
         12.8 years using the straight-line method. These lives are the legally remaining protected lives of the patents. Amortization expense shown from 1999 forward is for patents only.

         Income Taxes - Due to losses at June 30, 2002, December 31, 2001 and June 30, 2001, no provisions for income taxes has been made. There are deferred income taxes resulting from income and expense items being reported for financial accounting and tax reporting purposes in different periods. The difference arises from the accelerating of the write-off of organization costs for financial statement purposes as compared to amortizing over 60 months for tax purposes.

         Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company did not have non-cash investing activities during 2002 and 2001.

                         EMPS CORPORATION AND SUBSIDIARY
                          (Development Stage Companies)

                     NOTES TO UNUADITED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

         Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Grant revenue recognition - The DOE grant is funded on a cost reimbursement basis and payments received from the grant are treated as earned and recognized as revenue at the time expenditures reimbursable under the grant are made by the Company. The grant has provisions for advance payments. A grant receivable is recorded if expenditures exceed amounts received under the grant and deferred revenue is recorded if payments exceed costs expended under the grant.

         Reclassification - Certain accounts have been reclassified to conform with current presentation.

NOTE 2 - EQUITY TRANSACTIONS

         The Company on July 14, 1998 issued 800,000 shares of $.001 par value common stock to PST to acquire Patents to technology explained above in the organization footnote. The stock was valued at par value for a total acquisition cost of $800 (see Note 4). At December 31, 1998, $1,000 was contributed to the Company to pay certain cost to organize the Company. The Company has recorded the contributed capital as additional paid-in capital in its financial statements.

         Effective January 31, 2001, the Company completed a public offering of its common stock. The stock was sold at $1.00 per share. The Company sold 65,100 shares of its common stock for a total of $65,100. The direct costs of the offering were $33,405.

         The Company's board of directors adopted during January 2002 a resolution to increase the authorized capital stock of the Company from 50 million shares of common stock to 150 million shares and also authorized the Company to increase its total issued and outstanding shares of common stock by effecting a three-for-one forward stock split. The Company's total issued and outstanding common stock immediately following the forward split was 2,595,300 shares. The par value of the common stock remained at $.001 per share. All references in the accompanying financial statements to the per share amounts have been restated to reflect the forward stock split.

         Also during January 2002, the Company had the following stock and debt transactions. The Company sold 60,000 post split shares of restricted common stock to an individual and a company for cash at a price of $.30 per share for a total amount of $18,000. The Board of Directors approved a grant and issuance of 140,000 post split common shares as complete and full payment of all outstanding legal fees to its legal counsel. The shares issued were valued at fair market value at time of issuance of $.3976 per share. The amount owed to legal counsel at December 31, 2001 was $55,664. During February 2002, the Company issued 115,000 post split shares of common shares valued at $1.01 per share in exchange for consulting services (see Note 9).

                         EMPS CORPORATION AND SUBSIDIARY
                          (Development Stage Companies)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS


NOTE 3 - RELATED PARTY TRANSACTIONS

         PST is providing free office space to the Company, to date; the free rent has been determined to have only nominal value.

         The Company has no employees. Starting in the first quarter of 2001 and through the second quarter of 2001, compensation was paid to the project manager of the government grant issued to Research (see note 6) in the amount of $20,000. The project manager is a related party to Research through PST. As of June 30, 2002 and December 31, 2001 and 2000 no compensation was paid or accrued to any officers or directors of the Corporation due to the fact that it is of only nominal value.

NOTE 4 - ASSIGNMENTS AND PURCHASE OF PATENTS TO THE COMPANY

         As outlined above, PST has assigned patents for its technology to the Company in exchange for common stock of the Company. The term of the assignment is for the length of time covered under the letters of Patent. At the time of the assignment, the costs of the patents were recorded at no more than the cost of the patents to PST. During the year ended December 31, 2001, the Company also purchased, using cash, an additional patent from PST for a cost of $1,970. These patents were then assigned to Research. (See Note 7).

NOTE 5 - INCOME TAXES

         At December 31, 2001 and 2000 the Company had net federal operating losses (NOL) of $47,285 and $2,681, which can be carried forward to offset operating income. The Company's NOL's will expire between the years 2021 and 2018. Valuation allowances of $7,519 and $496 have been established for deferred tax assets associated with the above NOL's for 2001 and 2000 and for the amortizing of organization costs for tax purposes from 2000 forward. The change in the NOL allowances for 2001 and 2000 was $7,023 and $191.

         At June 30, 2002, the Company and Research had consolidated interim losses of $196,001. Losses for the year 2002, if any, will expire in 2022. A valuation allowance of $66,640 has been established for the June 30, 2002 interim loss.

NOTE 6 - DEPARTMENT OF ENERGY AWARD AND GRANT

         The Department of Energy (DOE), through its Office of Industrial Technologies (OIT) 2000 Inventions and Innovation (I&I) Program has awarded a grant to Research. Research's application was titled "Development of a High-Frequency Eddy-Current Separator". The grant was approved in the amount of $199,000. The project period is from February 1, 2001 to January 31, 2003. Specific amounts have been subcontracted to two entities to assist in the research to be conducted under the grant. Through June 30, 2002, Research has incurred grant expenses in the amount of $102,050.

                         EMPS CORPORATION AND SUBSIDIARY
                          (Development Stage Companies)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 7 - FORMATION OF WHOLLY OWNED SUBSIDIARY

         On January 31, 2001, the Company formed EMPS Research Corporation (Research) as a wholly owned Subsidiary by giving cash and other consideration in exchange for 1,000,000 shares of Research common stock. Research was incorporated on January 31, 2001 in the State of Utah.

         The Company owns all of the issued and outstanding common shares of Research (1,000,000 shares). The consideration given by the Company to Research for its shares was $2,100 of cash, payment of organization costs of $264 on behalf of Research, and the assignment of three Patents owned by the Company to Research at their book value (historical costs) at time of assignment in the amount of $2,636. Thus, the Company paid a total price of $5,000 for the 1,000,000 shares of common stock of Research.

NOTE 8 - AGREEMENT AND PLAN OF REORGANIZATION

         On February 28, 2002, the Company entered into an agreement and plan of reorganization with Caspian Services Group, Limited, a privately held British Virgin Islands corporation (Caspian). Caspian is primarily engaged in providing services to the oil and gas industry in the Republic of Kazakhstan. Pursuant to the agreement, the Company will issue 27,089,700 shares of restricted common stock in exchange for 100% of the issued and outstanding shares of Caspian common stock. Consummation of the agreement is contingent upon ratification of the agreement by a majority of the Company's current shareholders. The vote to ratify the agreement took place at a special meeting of shareholders on May 29, 2002. As of June 30, 2002, the agreement was yet to be completed. The Company anticipates the agreement to close in the first part of the third quarter of 2002.

NOTE 9 - CONSULTING AGREEMENT

         During February 2002, the Company entered into two consulting agreements with two individuals. Under the agreements the individuals are to provide oil and gas industry-consulting services to the Company. Per the agreement $20,000 was paid and 115,000 shares of common stock were issued to the two individuals. The shares were determined to have a value of $1.01 per share for a total valuation of $116,150. The total consulting expense of $136,150 paid under this agreement was recorded in the first quarter of 2002.

NOTE 10 - STOCK OPTION PLAN

         During March 2002, the Board of Directors approved, and during May 2002, the stockholders of the Company ratified the EMPS Corporation 2002 stock option plan. The plan reserves 1,000,000 common shares.

                         Caspian Services Group Limited

                   Restated Consolidated Financial Statements

                  For the year ended December 31, 2001 and for
                        the period from December 22, 1999
                   (Inception date) through December 31, 2000
                       with Report of Independent Auditors

                         Caspian Services Group Limited

                   Restated Consolidated Financial Statements

             For the year ended December 31, 2001 and for the period from December 22, 1999 (Inception date) through December 31, 2000



                                    Contents




         Report of Independent Auditors...................................F-20

         Restated Consolidated Financial Statements
         Restated Consolidated Balance Sheets.............................F-21
         Restated Consolidated Statements of Operations and
           Comprehensive Loss.............................................F-22
         Restated Consolidated Statements of Cash Flows...................F-23
         Restated Consolidated Statements of Changes in
           Shareholders' Deficiency.......................................F-24
         Notes to the Restated Consolidated Financial Statements.....F-25 - F-42

                         Report of Independent Auditors



To the Shareholders of Caspian Services Group Limited

We have audited the accompanying consolidated balance sheets of Caspian Services Group Limited and subsidiary (collectively referred to as the "Company") as of December 31, 2001 and 2000, and the related consolidated statements of operations and comprehensive loss, changes in shareholders' equity (deficit) and cash flows for the year ended December 31, 2001 and for the period from December 22, 1999, (Inception date) through December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2001 and 2000, and the results of their operations and their cash flows for the year ended December 31, 2001, and for the period from December 22, 1999 (Inception date) through December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 21 to the accompanying consolidated financial statements, the Company has restated its previously issued consolidated financial statements for the year ended December 31, 2001 and for the period from December 22, 1999 (Inception date) through December 31, 2000.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in
Note 3, the Company has incurred operating losses since inception and has deficiencies in both working capital and shareholders' equity. These and other conditions raise substantial doubt about the Company's ability to continue as going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Ernst & Young

Almaty, Kazakhstan
September 6, 2002

                                 Caspian Services Group Limited

                              Restated Consolidated Balance Sheets
                                As of December 31, 2001 and 2000
                             (In thousands of United States Dollars)


ASSETS                                                          Notes               2001                 2000
                                                             ----------  -------------------  -------------------
Current Assets
    Cash and cash equivalents                                   4        $           259      $           146
    Trade accounts receivable,  net of allowance of $76 in
      2001 and $5 at December 31, 2001 and 2000 respectively    5                    330                  154
    Due from related parties                                    6                    105                    -
    Inventories                                                                       55                   52
    Prepaid expenses and other current assets                   7                    145                   42
                                                                         -------------------  -------------------
                                                                                     894                  394
                                                                         -------------------  -------------------

Non-Current Assets
    Investments                                                 8                     85                    -
    Property and equipment, net                                 9                  5,792                1,389
                                                                         -------------------  -------------------

                                                                                   5,877                1,389
                                                                         -------------------  -------------------

Total Assets                                                                       6,771                1,783
                                                                         ===================  ===================


LIABILITIES AND SHAREHOLDERS' DEFICIENCY

Current Liabilities
    Amounts due to related parties                              10                 1,849                1,281
    Accounts payable and accrued expenses                       11                   461                  394
    Income taxes payable                                                             363                   69
    Current portion of long-term borrowings from
      related parties                                           13                 4,777                  311
                                                                         -------------------  -------------------

                                                                                   7,450                2,055
                                                                         -------------------  -------------------

Long-Term Liabilities
    Long-term borrowings from related parties                   13                 5,081                5,158
                                                                         -------------------  -------------------

Shareholders' Deficiency
    Common stock (50,000 common shares authorized, 100
      issued, but unpaid, $1 par value)                          1                      -                    -
    Accumulated other comprehensive income                                           104                   22
    Accumulated deficit                                                           (5,864)              (5,452)
                                                                         -------------------  -------------------

                                                                                  (5,760)              (5,430)
                                                                         -------------------  -------------------

Total Liabilities and Shareholders' Deficit                              $        6,771       $        1,783
                                                                         ===================  ===================

                         Accounting policies and explanatory notes on pages 6 to 22 form an integral part of the restated consolidated financial statements.

                                                        F-21

                                 Caspian Services Group Limited

              Restated Consolidated Statements of Operations and Comprehensive Loss
                    For the year ended December 31, 2001 and for the period
                from December 22, 1999 (Inception date) through December 31, 2000
                            (In thousands of United States Dollars)

                                                                                    2001                 2000
                                                                          ------------------   ------------------
Revenues
    Charter revenue                                                       $         2,473      $         1,887
    Mobilization and demobilization fees                                              195                   84
    Accommodation and meals                                                           441                  327
    Other revenues                                                                    389                   56
                                                                          ------------------   ------------------

Total revenues                                                                      3,498                2,354
                                                                          ------------------   ------------------

Costs and expenses
    Payroll and related expenses                                                     (992)                (610)
    Costs of food                                                                    (113)                (221)
    Costs of fuel and materials                                                      (235)                 (37)
    Technical and marketing services expense                                         (267)                (587)
    Insurance                                                                        (116)                 (65)
    Depreciation                                                                     (168)                 (86)
    Freight charges                                                                   (28)                (104)
    Travel and entertainment expenses                                                (235)                 (62)
    Telephone expense                                                                 (44)                 (39)
    Taxes other than payroll related and income                                      (108)                (128)
    Bad debt expense                                                                  (71)                  (5)
    Other operating expenses                                                         (425)                (297)
                                                                          ------------------   ------------------

Total costs and expenses                                                           (2,802)              (2,241)
                                                                          ------------------   ------------------

Income from operating activities                                                      696                  113

Other income (loss)
    Impairment of purchased goodwill                                                    -               (5,346)
    Equity in earnings (loss) of equity method investees                              (11)                   -
    Interest expense                                                                 (645)                 (99)
    Other income (loss), net                                                          (29)                  27
                                                                          ------------------   ------------------

Income (loss) before taxes                                                             11               (5,305)
                                                                          ------------------   ------------------

Income tax expense                                                                   (423)                (147)
                                                                          ------------------   ------------------

Net loss                                                                             (412)              (5,452)

Other comprehensive income:
     Foreign currency translation adjustments                                          82                   22
                                                                          ------------------   ------------------

Comprehensive loss                                                        $          (330)     $        (5,430)
                                                                          ==================   ==================

                 Accounting policies and explanatory notes on pages 6 to 22 form an integral part of the restated consolidated financial statements.

                                                F-22

                                 Caspian Services Group Limited

                         Restated Consolidated Statements of Cash Flows
                     For the year ended December 31, 2001 and for the period
                            from December 22, 1999 (Inception date)
                through December 31, 2000 (In thousands of United States Dollars)


                                                                                   2001                 2000
                                                                            -----------------    ----------------
Operating activities:
Net loss                                                                      $        (412)     $        (5,452)
Adjustments  to  reconcile  net loss to net cash  provided  by operating activities:
      Depreciation                                                                      168                   86
      Bad debt expense                                                                   71                    5
      Impairment of purchased  goodwill                                                   -                5,346
      Loss on investment in equity method investees                                      11                    -
Changes in operating assets and liabilities:
      Trade accounts receivable                                                        (247)                (159)
      Due from related parties                                                         (105)                   -
      Prepaid expenses and other current assets                                        (103)                 (42)
      Inventories                                                                        (3)                 (52)
      Due to related parties                                                            568                  394
      Accounts payable and accrued expenses                                              67                  394
      Income taxes payable                                                              294                   69
                                                                            -----------------    ----------------

Net cash provided by operating activities                                               309                  589
                                                                            -----------------    ----------------

Investing activities:
      Investments in equity method investees                                            (96)                  --
      Cash paid for the purchase of Bauta, net of cash
         acquired                                                                        --                 (432)
      Capital expenditures                                                           (4,571)              (1,397)
                                                                            -----------------    ----------------

Net cash used by investing activities                                                (4,667)              (1,829)
                                                                            -----------------    ----------------

Financing activities:
      Proceeds from related party borrowings                                          4,389                1,942
                                                                            -----------------    ----------------

Net cash provided by financing activities                                             4,389                1,374
                                                                            -----------------    ----------------

Effect of exchange rate changes on cash                                                  82                   12
                                                                            -----------------    ----------------

Net increase in cash and cash equivalents                                               113                  146

Cash and cash equivalents at the beginning of the period                                146                    -
                                                                            -----------------    ----------------

Cash and cash equivalents at the end of the period                           $          259      $           146
                                                                            =================    ================


Supplementary information:
Interest paid                                                                           236                   10
Income tax paid                                                                         129                   78

                         Accounting policies and explanatory notes on pages 6 to 22 form an integral part of the restated consolidated financial statements.

                                                       F-23

                                 Caspian Services Group Limited

             Restated Consolidated Statement of Changes in Shareholders' Deficiency
                     For the year ended December 31, 2001 and for the period
               from December 22, 1999 (Inception date) through December 31, 2000
                            (In thousands of United States Dollars)


                                                            Accumulated
                                                               Other
                                         Common Stock      Comprehensive       Accumulated
                                                              Income             Deficit             Total
                                        ---------------- ------------------ ------------------ ------------------
As at December 22, 1999 (Inception
  date)                                 $             -  $             -    $             -    $             -

Net loss                                              -                -             (5,452)            (5,452)
Translation adjustment                                -               22                  -                 22
                                        ---------------- ------------------ ------------------ ------------------

As at December 31, 2000                 $             -  $            22    $        (5,452)   $        (5,430)

Net loss                                              -                -               (412)              (412)
Translation adjustment                                -               82                  -                 82
                                        ---------------- ------------------ ------------------ ------------------

As at December 31, 2001                 $             -  $           104    $        (5,864)   $        (5,760)
                                        ================ ================== ================== ==================


                         Accounting policies and explanatory notes on pages 6 to 22 form an integral part of the restated consolidated financial statements.

                                                         F-24

                         Caspian Services Group Limited

             Notes to the Restated Consolidated Financial Statements
                    For the year ended December 31, 2001 and
              the period from December 22, 1999 (Inception date) to
                                December 31, 2000
 (All amounts are in thousands of United States dollars unless otherwise stated)


1. Corporate Information

Caspian Services Group Limited ("Caspian") was incorporated in the British Virgin Islands on December 22, 1999. Caspian has opened a branch (the "Branch") in Aktau, Kazakhstan. The Branch was registered with the Ministry of Justice of the Republic of Kazakhstan on April 12, 2000.

CJSC Bauta ("Bauta" or the "Subsidiary"), was incorporated on February 27, 1998 under the laws of the Republic of Kazakhstan and owns and operates a water desalinization plant in the port of Bautino, on the Caspian Sea. Caspian owns 54% of the outstanding common shares of Bauta.

Caspian is 64% owned by an entity by the name of Mohul Nominees Ltd. And 36% owned by and entity by the name of Elcan Nominees Ltd.. Both of these entities are ultimately owned and controlled by Petroleum Group Services Limited, an entity controlled by Hsuih Chi Hun, an individual.

The total registered share capital of Caspian as of December 31, 2001 was US $50 thousand with 50,000 common shares authorized and 100 shares issued. Share capital was not paid in as of either December 31, 2001 or 2000. The nominal value of a share is US $1.

The principal activities of the Company consist of the maintenance of a vessel "Baskunchak" (the "Vessel"), charter of the Vessel to the Bechtel-Enka Joint Venture and to Agip Kazakhstan North Caspian Operating Company N.V. (the "Contractors"), companies registered in Kazakhstan, and provision of associated support services to the Contractors in the Kazakh Sector of the North Caspian Sea. The associated support services are as follows:

o        Maintenance and upkeep of the Vessel,

o        Staffing of the vessel with the Company's marine crew,

o Provision of accommodation and meals for the Contractor's and Company's personnel on the vessel;

o Provision of laundry and related services to the personnel on the vessel.

A Baskunchak vessel charter contract was concluded between the Company and Bechtel-Enka J.V. on August 1, 2001. The minimum guaranteed period of charter terminated on October 31, 2001. In accordance with a term extension of contract made on October 30, 2001, the parties agreed to continue the agreement until the end of 2001. On March 6, 2002 the Company and Agip Kazakhstan North Caspian Operating Company N.V. signed a letter of intention on charter of the vessel Baskunchak for 2002.

The Company purchased another two vessels: "Caspian Yelena" and "Caspian Maria", in September and November 2001 from third parties. Both vessels were hired by Agip Kazakhstan North Caspian Operating Company N.V. for a three year period in accordance with the Contract for Charter of Shallow Draft Landing Craft effective July 2, 2001. The Caspian Maria was not put into operation during the year, as it was not transported into Kazakhstan before the year end. The vessel is scheduled to commence operations at the end of April 2002. As of December 31, 2001 it was moored in the Black See port of Azov in readiness for the opening of the Volga-Don canal in mid April 2002. The Caspian Yelena's effective on hire date commenced November 26, 2001.

The Company (including its branch and subsidiary company) employed 63 people as of December 31, 2001 (2000: 55 people).

                         Caspian Services Group Limited

 (All amounts are in thousands of United States Dollars unless otherwise stated)


2. Current Economic Environment

In recent years, Kazakhstan has undergone substantial political and economic change. As an emerging market, Kazakhstan does not possess a well-developed business infrastructure, which generally exists in a more mature free market economy. As a result, operations carried out in Kazakhstan can involve significant risks, which are not typically associated with those in developed markets. Instability in the market reform process could subject the Company to unpredictable changes in the basic business infrastructure in which it currently operates. Uncertainties regarding the political, legal, tax or regulatory environment, including the potential for adverse changes in any of these factors could significantly affect the Company's ability to operate commercially. Management is unable to estimate what changes may occur or the resulting effect on any such changes on the Company's financial condition or future results of operations.


3. Summary of Significant Accounting Policies

The following is a summary of significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements:

Basis of presentation

The accompanying consolidated financial statements include the accounts of both Caspian and its subsidiary Bauta. The Company acquired a 54% of interest in Bauta in September 2000.

The Company acquired a 50% of interest in Bautino Development Company LLP ("Bautino") in April 2001 from Arkashelf LLP. Bautino was established on June 22, 2000 under the laws of the Republic of Kazakhstan and is currently constructing a hotel in the port Bautino, on the Caspian Sea in Kazakhstan. The owner of the remaining 50% of interest in Bautino is Caspian Group Ltd, a company established under the laws of the British Virgin Islands. The Company's investment in Bautino is accounted for using the equity method of accounting.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

Going concern

The Company has defaulted on the repayment of principal and interest of the long term loan to the subsidiary's shareholder, Kazakhstancaspishelf OJSC (Note 13). Management is in the process of renegotiation and restructuring the terms of repayment of this debt.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred recurring operating losses and has both a working capital and net capital deficiency. These and other conditions raise substantial doubt about the Company's ability to continue as going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Comparative information

Caspian was established on December 22, 1999 and started its activities in 2000. Consequently, comparative information in these financial statements presents the results of the Company's operations from the date of inception until December 31, 2000.

                         Caspian Services Group Limited

 (All amounts are in thousands of United States Dollars unless otherwise stated)


3. Summary of Significant Accounting Policies (continued)

Foreign currencies

Caspian's functional currency is the United States Dollar ("USD") as a significant portion of its revenues, costs, property and equipment purchased, and debt and trade liabilities are either priced, incurred, payable or otherwise measured in USD. Accordingly, transactions and balances not already measured in USD (primarily Kazakh Tenge - "KZT") have been re-measured into USD in accordance with the relevant provisions of Statement of Financial Accounting Standard No. 52 ("SFAS 52"). The Company's subsidiary operation (Bauta) has a KZT functional currency.

Under SFAS 52 revenues, costs, capital and non-monetary assets and liabilities are re-measured at historical exchange rates prevailing on the transaction dates. Monetary assets and liabilities are re-measured at exchange rates prevailing on the balance sheet date. Exchange gains and losses arising from re-measurement of monetary assets and liabilities that are not denominated in USD are credited or charged to operations.

The KZT is not a convertible currency outside of the Republic of Kazakhstan. In Kazakhstan official exchange rates are determined daily by the National Bank of the Republic of Kazakhstan ("NBK") and are considered to be a reasonable approximation of market rates. NBK rates have been used for translation purposes in these financial statements. The exchange rate at September 6, 2002 for one USD was 154.35 KZT (December 31, 2001: 150.20 KZT, at December 31, 2000: 144.50
KZT). The translation of KZT denominated assets and liabilities into USD for the purpose of these consolidated financial statements does not necessarily mean that the Company could realize or settle, in USD, the reported values of these assets and liabilities, Likewise it does not mean that the Company could return or distributed the reported USD value of capital to its shareholders.

Use of estimates

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents are defined as cash on hand, demand deposits and short-term, highly liquid investments readily convertible to known amounts of cash and subject to insignificant risk of changes in value, i.e., cash on hand and bank deposits with less than three months to maturity.

Trade and other receivables

Trade receivables, which generally have 30-90 day terms, are recognized and carried at original invoice amount less an allowance for any un-collectable amounts. An estimate for doubtful debts is made when collection of the full amount is no longer probable. Bad debts are written-off as incurred. Receivables from related parties are recognized and carried at cost.
Bills of exchange and promissory notes which are held to maturity are measured at amortized cost using the effective interest rate method. Those that do not have a fixed maturity are carried at cost, being the fair value of the consideration given.

Inventories

Inventories are carried at the lower of cost or net realizable value. Cost is determined using the average cost method. Costs include the purchase and production costs of raw materials and conversion costs such as direct labor and an allocation of fixed and variable production overheads.

                         Caspian Services Group Limited

 (All amounts are in thousands of United States Dollars unless otherwise stated)


3. Summary of Significant Accounting Policies (continued)

Property and equipment

Property and equipment with useful lives greater than one year are shown in the accompanying consolidated financial statements at historical cost less accumulated depreciation. Cost includes purchase price, duties, and directly attributable costs of bringing the property and equipment to working conditions for their intended use.

Assets start to be depreciated as soon as an asset is put into operation. The vessels are depreciated on a straight-line basis over their estimated useful life of approximately ten years.

Goodwill

At the time of purchase, the assets and liabilities of majority owned subsidiaries are recorded at the estimated fair value of the net assets acquired. Goodwill represents the difference between the purchase price and fair value of the net assets acquired. Goodwill which was recorded upon the acquisition of Bauta has been subsequently recorded in the statement of operations as the Company came to a conclusion that such amounts were impaired (see Note 16).

Long-lived assets

In accordance with Statement of Financial Accounting Standard No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of ("SFAS 121"), long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows of the individual assets and consolidated cash flows for long-lived assets, not identifiable individually.

As is discussed in Note 16, all long-term assets which were recorded upon the acquisition of Bauta have been subsequently recorded in the statement of operations as the Company came to a conclusion that such amounts were impaired.

Investments

Investments in entities where the Company exerts significant influence over the entity are accounted for under the equity method of accounting, and the pro rata share of income (loss) of associates is included in the statement of operations. The Company's investment in equity securities consists of a 50% ownership interest in Bautino Development Company, acquired during 2001 (Note 8).

Payables

Liabilities for trade and other amounts payable, are carried at cost, which is the fair value of the consideration to be paid in the future for goods and services received, whether or not billed to the Company.

Borrowings

All loans and borrowings are initially recognized at cost, being the fair value of the consideration received and including acquisition charges associated with the borrowing/loan.

                         Caspian Services Group Limited

 (All amounts are in thousands of United States Dollars unless otherwise stated)


3. Summary of Significant Accounting Policies (continued)

Revenue recognition

Revenues involving the rendering of services to third parties are recognized when the services are supplied by reference to the stage of completion of the transaction at the balance sheet date. Revenues are recorded net of VAT.

Deferred taxes

Deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets are also recognized for the estimated future effects of tax loss carry forwards. Deferred tax assets are reduced by a valuation allowance for any tax benefits for which it is more likely than not that such tax benefits will not be realized.

Related parties

Related parties include the Company's shareholders, investee companies and other entities which have either the ability to control the Company or can exercise significant influence over the Company in making financial and operating decisions.

Payables to related parties are carried at cost.

Environmental costs

Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and or remedial efforts are probable, and the cost can be reasonably estimated based on ongoing engineering studies, discussions with the environmental authorities and assumptions as to the areas that may have to be remediated along with the nature and extent of the remediation that may be required.

Derivative instruments

The Company has no derivative financial instruments.

Recent accounting pronouncements

Accounting for Asset Retirement Obligations

In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". This statement deals with the costs of closing facilities and removing assets. SFAS No. 143 requires entities to record the fair value of a legal liability for an asset retirement obligation in the period it is incurred. This cost is initially capitalized and amortized over the remaining life of asset. Once the obligation is ultimately settled, any difference between the final cost and the recorded liability is recognized as a gain or loss on disposition. SFAS No. 143 is effective for years beginning after June 15, 2002. The Company is currently evaluating the impact the pronouncement will have on future consolidated financial statements.

                         Caspian Services Group Limited

 (All amounts are in thousands of United States Dollars unless otherwise stated)


3. Summary of Significant Accounting Policies (continued)

Accounting for Impairment or Disposal of Long-Lived Assets

In August 2001, the FASB issued SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets". This statement addresses financial accounting and reporting for the impairment disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for disposal of segment of a business (as previously defined in that opinion). This Statement also amends Accounting Research No. 41, "Consolidated Financial Statements", to eliminate the exception to consolidation for which control is likely to be temporary. This statement will be effective for financial statements issued for fiscal year beginning after December 15, 2001. The Company is currently evaluating the impact the pronouncement will have on future consolidated financial statements.


4. Cash and Cash Equivalents

                                                                          December 31, 2001     December 31, 2000
                                                                         ------------------    ------------------
Current accounts held with banks in Kazakhstan                            $            243      $            115
Current account held with Royal Bank of Scotland                                        12                    11
Cash in hand                                                                             4                    20
                                                                         ------------------    ------------------
                                                                          $            259      $            146
                                                                         ==================    ==================
The above balances are denominated in various currencies as follows:
                                                                          December 31, 2001     December 31, 2000
                                                                         ------------------    ------------------
US Dollars                                                                $            210      $            127
Kazakhstan Tenge (US Dollar equivalent)                                                 49                    19
                                                                         ------------------    ------------------
                                                                          $            259      $            146
                                                                         ==================    ==================

                         Caspian Services Group Limited

 (All amounts are in thousands of United States Dollars unless otherwise stated)


5. Trade Accounts Receivable

                                                                          December 31, 2001     December 31, 2000
                                                                         ------------------    ------------------
Trade accounts receivable                                                 $            406      $            159
Allowance for un-collectable amounts                                                   (76)                   (5)
                                                                         ------------------    ------------------
                                                                          $            330      $            154
                                                                         ==================    ==================

The Company's trade accounts receivable are represented mainly by a receivable amounting to US $296 thousand (2000: Nil) from Agip Kazakhstan North Caspian Operating Company N.V. and a receivable amounting to US $37 thousand (2000:
US $134 thousand) from Boskalis International.

Trade receivable are mainly denominated in USD.

6. Due from Related Party

The amount of US $105 thousand is represented by a receivable for consulting services provided to GIS-Center LLP, a company under common ownership and incorporated in Kazakhstan on January 22, 1998.

7. Advances Paid and Other Current Assets

                                                                          December 31, 2001     December 31, 2000
                                                                         ------------------    ------------------
Advances to employees                                                     $            104      $            -
Prepaid expenses                                                                        41                  42
                                                                         ------------------    ------------------
                                                                                 $     145      $           42
                                                                         ==================    ==================
The Company's advances to employees and prepaid expenses are mainly denominated in USD.

8. Investments
                                                                          December 31, 2001     December 31, 2000
                                                                         ------------------    ------------------
Investments                                                               $           96        $            -
Equity in earnings (loss) of equity method investee                                  (11)                    -
                                                                         ------------------    ------------------
                                                                          $           85        $            -
                                                                         ==================    ==================

The Company bought a 50% interest in Bautino Development Company LLP ("Bautino") in April 2001. Bautino was established on June 22, 2000 under the laws of the Republic of Kazakhstan and is currently constructing a hotel in the port of Bautino, on the Caspian Sea in Kazakhstan.

                         Caspian Services Group Limited

 (All amounts are in thousands of United States Dollars unless otherwise stated)


8. Investments (continued)

Summarized information as to assets, liabilities and results of operations of Bautino consisted of the following as of December 31, 2001 and for the year then ended:

                                                                         December 31, 2001      December 31, 2000
                                                                       --------------------    ------------------
Current assets                                                         $             30                N/A
Non-current assets                                                     $            707                N/A
Current liabilities                                                    $            567                N/A
Net loss                                                               $             23                N/A
Revenue                                                                $              -                N/A


9. Property and Equipment, net
                                                                        December 31, 2001      December 31, 2000
                                                                       --------------------    ------------------
                                                                         Machinery and          Machinery and
                                                                           equipment              equipment
                                                                       --------------------    ------------------
Cost as at December 31, 2000 and December 22, 1999
  (Inception date)                                                     $         1,475         $             -
Additions of Vessels                                                             4,571                   1,475
                                                                       --------------------    ------------------

Cost as at December 31, 2001 and 2000                                  $         6,046         $         1,475
                                                                       --------------------    ------------------

Accumulated  depreciation  as at December  31, 2000 and
  December 22, 1999 (Inception date)                                   $           (86)        $             -
Depreciation expense                                                              (168)                    (86)
                                                                       --------------------    ------------------

Accumulated depreciation as at December 31, 2001 and 2000                         (254)                    (86)
                                                                       --------------------    ------------------

Net book value as at as at December 31, 2001 and 2000                  $         5,792         $         1,389
                                                                       ====================    ==================

In accordance with the Vessel Charter Contracts concluded between the Company and the Contractors the Company leases the Vessel and provides Associated Support Services ("Services") to the Contractors to support the Contractor's operations in the Caspian Sea (Note 1).

The Company purchased another two vessels: "Caspian Yelena" and "Caspian Maria", in September and November 2001 for US $2,523 thousand and US $2,048 thousand respectively.

The Company has provided the vessels "Baskunchak", "Caspian Yelena", "Caspian Maria" as collateral under a Credit Agreement (Note 13).

                         Caspian Services Group Limited

 (All amounts are in thousands of United States Dollars unless otherwise stated)


10. Due to Related Parties

Name                               Nature                                 December 31, 2001     December 31, 2000
----                               ------                                ------------------    ------------------
Conaught Finance International     Management and technical services
 Limited                             (Note 15)                           $           428       $           394
Techgrand Company Limited          Consulting on investing and
                                     marketing services (Note 15)                     40                     -
Service Help Company LLC           Administration services (Note 15)                  77                     -
Arkashelf Ltd                      Remaining due for 50% interest in
                                     Bautino Development Company                      65                     -
Kazakhstancaspishelf OJSC          Interest accrued on long term loan
                                     (Note 13)                                     1,239                   887
                                                                         ------------------    ------------------
                                                                         $         1,849       $         1,281
                                                                         ==================    ==================
11. Accounts Payable and Accrued Expenses
                                                                          December 31, 2001     December 31, 2000
                                                                         ------------------    ------------------
Trade accounts payable                                                   $           178       $           107
Taxes other than income taxes                                                         61                   197
Interest payable                                                                      57                     -
Accrued expenses                                                                     165                    90
                                                                         ------------------    ------------------
                                                                         $           461       $           394
                                                                         ==================    ==================

The Company's trade accounts payable, interest payable and accrued expenses are mainly denominated in USD. Taxes payable are denominated in Kazakh tenge.


12. Short-Term Loan

In accordance with the Credit Agreement dated June 6, 2000, between CJSC "ABN AMRO Bank Kazakhstan" ("Bank") and the Company, the Bank provides the Company with a credit line for working capital purposes. The amount of the credit line is US $300 thousand. Interest rate is 6% plus LIBOR per annum. The loan was fully repaid on November 15, 2000.

                         Caspian Services Group Limited

 (All amounts are in thousands of United States Dollars unless otherwise stated)


13. Long-Term Borrowings to Related Parties

Loans from related parties comprised of the following as at December 31,
                                                                          December 31, 2001     December 31, 2000
                                                                         ------------------    ------------------
Arkashelf Ltd                                                            $         4,200       $             -
Kazakhstancaspishelf OJSC                                                          3,527                 3,527
Petroleum Group Services Limited                                                     490                   490
Mars International Limited                                                         1,072                 1,050
Satco International Ltd                                                              166                   167
Mr. L. Garrard                                                                         -                     4
Mr. Y. Kurguzkin                                                                     374                   230
Other                                                                                 29                     1
                                                                         ------------------    ------------------
                                                                         $         9,858       $         5,469
                                                                         ==================    ==================

Arkashelf Ltd's loan

The Company received a loan from Arkashelf Ltd in September 2001. Arkashelf Ltd itself received a credit line from Bank CenterCredit in accordance with a Credit Agreement dated August 16, 2001, and concluded between Bank CenterCredit and Arkashelf Ltd. The Company subsequently drew down this loan for the purchase, transportation to Kazakhstan and modernization of the vessels "Caspian Yelena" and "Caspian Maria". The total amount drawn down totaled US $4,200 thousand. Maturity date of the loan is August 2004. Principal is payable starting June 2002. Interest is payable monthly at the rate of 16% per annum. The Company has provided the vessels "Baskunchak", "Caspian Yelena", "Caspian Maria" and 5,400 common shares in Bauta as collateral under Credit Agreement (Notes 8, 9).

                                                                         December 31, 2001     December 31, 2000
                                                                         ------------------    ------------------
Liability falling due within one year                                    $          1,250      $             -
Liability falling due after one year                                                2,950      $             -
                                                                         ------------------    ------------------
                                                                         $          4,200      $             -
                                                                         ==================    ==================

Maturities of the Arkashelf Ltd's loan for the years ending December 31 are as follows:

         2002                                            $    1,250
         2003                                                 1,550
         2004                                                 1,400
                                                         ------------
                                                         $    4,200
                                                         ============

                         Caspian Services Group Limited

 (All amounts are in thousands of United States Dollars unless otherwise stated)


13. Related Parties' Long-Term Debt (continued)

Kazakhstancaspishelf OJSC's loan

The Company's subsidiary Bauta purchased fixed assets from Kazakhstancaspishelf OJSC, a significant shareholder of Bauta, and is obliged to repay the liability by semiannual installments over the next three years. The loan has an interest rate of 10% per annum. The loan is secured by the fixed assets, which are recorded at negligible value in the accompanying consolidated financial statements.

                                                                         December 31, 2001     December 31, 2000
                                                                         ------------------    ------------------
Liability falling due within one year                                    $          1,298      $            311
Liability falling due after one year                                                2,229                 3,216
                                                                         ------------------    ------------------
                                                                         $          3,527      $          3,527
                                                                         ==================    ==================

Maturities of the Kazakhstancaspishelf OJSC loan to Bauta for the years ending December 31 are as follows.:

         2002                                                   1,298
         2003                                                   1,244
         2004                                                     985
                                                           ------------
                                                           $    3,527
                                                           ============

As at December 31, 2001 the Company had not paid any interest accrued or principal amounts in accordance with the original repayment schedule and was therefore in default of $1,370 thousand of principal and interest. Management is in the process of renegotiation and restructuring the terms of repayment of this debt. Accordingly, the entirety of this loan is shown as current in nature.

Other loans

The Company also received other interest free unsecured loans from its related parties in 2001 and in 2000. In accordance with the loan agreements the total amount of the loans at December 31, 2001 was US $2,131 thousand (2000: US $1,942 thousand). The loans have no specific repayment terms and are thus classified as long-term liabilities in the accompanying consolidated financial statements.

The Company received all loans for the purpose of supporting its operations, except the loans received from Kazakhstancaspishelf OJSC and from Arkashelf Ltd. All loans are denominated in USD.

                         Caspian Services Group Limited

 (All amounts are in thousands of United States Dollars unless otherwise stated)


14. Income Taxes

The Company pays income tax in accordance with the tax legislation of the Republic of Kazakhstan. Major components of income tax expense for the year ended December 31, 2001 and the period from December 22, 1999 to December 31, 2000 are:

                                                                         December 31, 2001      December 31, 2000
                                                                         ------------------    --------------------
Current income tax                                                        $          423       $            147
Deferred income tax                                                                    -                      -
                                                                         ------------------    --------------------
                                                                          $          423       $            147
                                                                         ==================    ====================
The following is a reconciliation of the income tax expense to the amount that would arise by applying 30% to the income (loss) before income taxes reported in the Company's consolidated financial statements for 2001 and 2000:

                                                                                2001                   2000
                                                                         ------------------    --------------------
GAAP Income tax expense computed on accounting  income before
  taxes at the statutory tax rates of 30%                                $             3       $           (853)
Permanent Differences:
  Non tax deductible expenses                                                        160                     72
Temporary  differences not recognized as measured by the
  change in the valuation allowance during the period                                260                    928
                                                                         ------------------    --------------------
Income tax expense reported in the accompanying financial statements:    $           423       $            147
                                                                         ==================    ====================
The deferred tax balances are calculated by applying the statutory tax rate of
30% in effect at the balance sheet dates to the temporary differences arising between the tax basis of assets and liabilities and the amounts reported in the accompanying financial statements, and are comprised of the following as at

                                                                         December 31, 2001      December 31, 2000
                                                                         ------------------    --------------------
Deferred Tax Assets:
    Difference between book and tax value of fixed assets                $         1,030       $            928
    Investments' impairment loss                                                       3                      -
    Loss carried forward                                                             144                      -
    Bad debts reverse                                                                 11                      -
                                                                         ------------------    --------------------

Net deferred tax asset                                                             1,188                    928
Valuation allowance                                                               (1,188)                  (928)
                                                                         ------------------    --------------------
Net deferred tax assets                                                  $             -       $              -
                                                                         ==================    ====================

Caspian has a loss carry forward of US $480 thousand which are denominated in KZT and are available to offset future taxable income of Caspian and expire on December 31, 2004.

                         Caspian Services Group Limited

 (All amounts are in thousands of United States Dollars unless otherwise stated)


15. Related Parties' Transactions

For the significant related parties transactions refer to the Notes 6, 8, 10 and 13.

Other transactions with related parties during the period are represented by the following:

o Management and technical services received from Conaught Finance International Limited, amounting to US $120 thousand.

o Administration services (transportation, hotel and tickets reservation, VISA assistance, interpreter services, etc.) received from Service Help Company LLC amounting to US $86 thousand.

o A 50% interest in Bautino Development Company purchased from Arkashelf Ltd for US $96 thousand.

o The Company also rendered consulting services for GIS-Center LLP amounting to US $105 thousand.

o The Company received consulting on investing and marketing services provided by Techgrand Limited Company, amounting to US $120 thousand.


16. Bauta Business Combination

In September 2000 the Company was approached by the European Bank for Reconstruction and Development ("EBRD") with an opportunity to purchase a non-performing loan the EBRD had made to Bauta. The total amount of this loan owed to the EBRD by Bauta was US $960 thousand. At that time, the Company perceived that there was potential value in the proposed transaction and that it could acquire and transform this investment over a short period of time for a short-term profit. As part of the negotiation process the EBRD and Fund New Europe agreed to also transfer to the Company 54% of the common voting shares of Bauta. The total consideration for both the acquisition of the loan and the 54% ownership was US $432 thousand.

Before the transaction was completed the Company was aware that Bauta was a loss making enterprise with limited customers or future operating prospects based on the current economic environment. It perceived Bauta's fixed asset base to be fully impaired based upon its cash flow projections and then operating status. However, the Company perceived the value attributable to the proposed EBRD deal was specifically attributable to the debt and that the Company could avoid any future recourse with respect to the remaining liabilities of Bauta. On such a passive investor basis, the deal was consumated.

Shortly after closing the transaction the Company realized the ultimate recovery of the investment would be contingent upon the ability of Bauta to generate positive cash flow from operations, irrespective of then existing net assets. Accordingly, the Company carried out an additional impairment analysis of its long-term assets as of December 31, 2000 assuming a continuing operations approach toward the activities of Bauta. During 2000 the Company assessed that any short-term attempt to turn around the business were unfounded and therefore it recognized a 100% impairment loss against the acquired goodwill based on its assessment of existing economic conditions and projected future cash flows.

                         Caspian Services Group Limited

 (All amounts are in thousands of United States Dollars unless otherwise stated)


16. Bauta Business Combination (continued)

The purchase price of Bauta of US $432 thousand was therefore assigned to the net assets acquired based on the following estimate of fair value:


Trade accounts receivable                                    $             28
Advances paid and other current assets                                     52
Inventory                                                                  56
Accounts payable and accrued expenses                                  (1,022)
Long-term debt                                                         (4,028)
                                                             -------------------
                                                                       (4,914)
Goodwill                                                                5,346
                                                             -------------------

Total purchase price                                         $            432
                                                             ===================

The subsequent results of the operations of the acquired business are included in the accompanying financial statements from the date of acquisition.

Summarized information to assets, liabilities and results of operations of Bauta consisted of the following as at December 31, 2001 and December 31, 2000 and for the periods then ended:

                                        December 31, 2001     December 31, 2000
                                        ------------------    ------------------
Revenues                                $             301     $              56
Assets                                  $             141     $             105
Liabilities                             $           5,944     $           5,511
Net loss                                $             479     $             122

The Company has provided 5,400 common shares in Bauta as a collateral under Credit Agreement (Note 13).

Preacquisition operations of Bauta for 2000 were not material to the Company's consolidated results of operations and accordingly additional pro-forma disclosures have not been presented herein.

                         Caspian Services Group Limited

 (All amounts are in thousands of United States Dollars unless otherwise stated)


17. Financial Instruments' Fair Values

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents

The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

Equity securities

It was not practicable to estimate the fair value of the Company's 50% investment in the common stock of Bautino because of the lack of a quoted market price and inability to estimate fair value without incurring excessive costs. The $85 thousand of carrying amount at December 31, 2001 represents the original cost of the investment ($96 thousand) less the pro-rate share of Bautino's accumulated loss ($11 thousand).

Long-term debt

The fair values of the Company's long-term debt are estimated using discounted cash flow analysis, based on the Company's current incremental borrowing interest rates for similar types of borrowing arrangements. The fair values of the Company's interest free loans approximates its carrying value. The assumptions were used by the Company that loans have no specific repayment terms and therefore it is not practicable to estimate their present value.

The carrying amounts and fair values of the Company's financial instruments at December 31, 2001 and 2000 are as follows:

                                                       December 31, 2001                 December 31, 2000
                                                 ------------------------------    ------------------------------
                                                   Carrying                           Carrying
                                                    Amount        Fair Value           Amount       Fair Value
                                                 -------------- ---------------    --------------- --------------
Cash and cash equivalents                        $         259  $          259     $          146  $         146
                                                                                                   $
Non-current equity securities                    $          85  $           85     $            -              -
Long-term debt                                   $       9,858  $        9,858     $        5,469  $       5,469

Concentration of credit risks

Financial instruments which potentially expose the Company to concentration of credit risk consist primarily of cash in banks and trade accounts receivable. The Company places its bank balances in reputable banks. The balances are mainly denominated in US dollars.

During the periods ended December 31, 2001 the Company's revenue from the provision of services to Bechtel Enka (first half of 2001 to Boskalis International B.V.) amounted to 90% of total revenue of the Company (2000: to Boskalis International B.V. 100%).

Currency risks

The Vessel Charter Contract is fixed in USD.

                         Caspian Services Group Limited

 (All amounts are in thousands of United States Dollars unless otherwise stated)


18. Future Rental of the Vessels

Vessel "Baskunchak"

On March 6, 2002 the Company and Agip Kazakhstan North Caspian Operating Company N.V. awarded the Company a contract for the provision of the vessel "Baskunchak" for April 2002 at the following rates:

o        Mobilization fee - US $75 thousand,

o        Demobilisation fee - US $25 thousand,

o        Daily charter rate - US $8,650,

o        Accomodation/feeding rate - US $65 per man per day.

Vessels "Caspian Yelena" and "Caspian Maria"

Both vessels are hired by Agip Kazakhstan North Caspian Operating Company N.V. for a three year period in accordance with the Contract for Charter of Shallow Draft Landing Craft effective from July 2, 2001. According to the contract terms two vessels are hired until completion of work in the ice free period of the 2003 work season plus extension for 2 optional additional periods of 12 months at the following rates: "Caspian Maria" - US $5,250 per day including optional additional periods, "Caspian Yelena" - US $5,700 per day including optional additional periods.


19. Contingencies and Commitments

Contingencies

Legislation and regulations regarding taxation, foreign currency transactions and licensing of foreign currency loans in the Republic of Kazakhstan continue to evolve as the central Government manages the transformation from a command to a market-oriented economy. The various legislation and regulations are not always clearly written and their interpretation is subject to the opinions of the local tax inspectors. Instances of inconsistent opinions between local, regional and national tax authorities are not unusual.

The current regime of penalties and interest related to reported and discovered violations of Kazakhstan's laws, decrees and related regulations are severe. Penalties include confiscation of the amounts at issue (for currency law violations), as well as fines of generally 100% of the taxes unpaid. Interest is assessable at rates of generally 0.3% per day. As a result, penalties and interest can result in amounts that are multiples of any unreported taxes.

The Company believes that it has paid or accrued all taxes that are applicable. Where practice concerning the provision of taxes is unclear, the Company has accrued tax liabilities based on management's best estimate. The Company policy is to accrue contingencies in the accounting period in which a loss is deemed probable and the amount is reasonably determinable. However, because of the uncertainties associated with the Kazakh tax and legal systems, the ultimate amount of taxes, penalties and interest, if any, assessed may be in excess of the amount expensed to date and accrued at December 31, 2001. Although such amounts are possible and may be material, it is the opinion of the Company's management that these amounts are either not probable, not reasonably determinable, or both.

                         Caspian Services Group Limited

 (All amounts are in thousands of United States Dollars unless otherwise stated)


19. Contingencies and Commitments (continued)

Contingencies (continued)

The Company's operations and financial position will continue to be affected by Kazakh political developments, including the application of existing and future legislation and tax regulations. The Company does not believe that these contingencies, as related to its operations, are any more significant than those of similar enterprises in Kazakhstan.

Environmental costs

Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated based on ongoing engineering studies, discussions with the environmental authorities and assumptions as to the areas that may have to be re-mediated along with the nature and extent of the remediation that may be required. Ultimate cost to the Company is primarily dependent upon factors beyond its control such as the scope and methodology of the remedial action requirements to be established by environmental and public health authorities, new law or government regulations and the outcome of any potential related litigation.

Commitments

In accordance with the Vessel Charter Contract concluded between the Company and the contractor on July 1, 2001 the charter period is three years plus two one-year options.


20. Subsequent Events

Vessel Charter

On March 6, 2002 the Company and Agip Kazakhstan North Caspian Operating Company N.V. signed a letter of intent on the charter of the vessel Baskunchak for 2002.

Loans

On January 7, 2002 the Company received an unsecured loan from Mr. L. Garrard, the related party, amounting to US $92 thousand for the purpose of supporting its operations, at the rate of 15% per annum. The loan has no specific repayment terms.

On February 1, 2002 the Company received an interest free loan amounting to US $100 thousand from Kingsgrove Industries Ltd., a company, incorporated in British Virgin Islands, the related party, for the purpose of supporting its working capital. The loan was fully repaid on February 6, 2002.

On February 6, 2002 the Company received an unsecured loan from Mr. E. Kurguzkin, the related party, amounting to US $100 thousand for the purpose of supporting its operations, at the rate of 15% per annum. The loan has no specific repayment terms.

                         Caspian Services Group Limited

 (All amounts are in thousands of United States Dollars unless otherwise stated)


20. Subsequent Events (continued)

Reorganization

In accordance with the Agreement and Plan of Reorganization (the "Agreement"), concluded in February 2002 by and between EMPS Corporation, a Nevada corporation ("EMPS"), the Company and shareholders of the Company, all outstanding shares of the Company will be acquired by EMPS in exchange for shares of EMPS. Following the reorganization, the Company will be a wholly owned subsidiary of EMPS. EMPS is a company publicly traded in the United States securities market (NASDAQ:
EMPS).


21. Restatement of Previously Issued Financial Statements

The consolidated financial statements of the Company for the year ended December 31, 2001 and for the period from December 22, 1999 (Inception date) through December 31, 2000, have been restated to reflect the correction of certain errors. Specifically, the restated financial statements reflect the effects of consolidating adjustments related to Bauta and additional miscellaneous adjustments and reclassifications. The previously issued financial statements accounted for Bauta using the equity method of accounting contrary to the requirements of US GAAP.

The impact of the aforementioned restatement is summarized as follows:

                                         As Previously           As Restated
                                      Reported at and for    at and for the year
                                         the year ended             ended
                                        December 31, 2001     December 31, 2001
                                        -----------------     -----------------

Current assets                           $          753        $           894
Total assets                             $        6,630        $         6,771
Current liabilities                      $        2,495        $         7,450
Total liabilities                        $        7,547        $        12,531
Shareholders deficit                     $          917        $         5,760

Revenues                                 $        3,197        $         3,498
Net income/(loss)                        $           67        $         (412)

                         Caspian Services Group Limited

           Unaudited and Unreviewed Consolidated Financial Statements

                       For the quarter ended June 30, 2002



                                 Contents


      Consolidated Balance Sheets........................................F-44
      Consolidated Statements of Operations and Comprehensive Loss.......F-45
      Consolidated Statements of Cash Flows..............................F-46
      Notes to Financial Statements..................................F-47 - F-55

                                 Caspian Services Group Limited
                  Unaudited and Unreviewed Consolidated Financial Statements
                               For the quarter ended June 30, 2002


                                          Balance Sheet
                                       As of June 30, 2002
                             (In thousands of United States Dollars)



                                                         Notes          2002                  2001
                                                         -----       ---------             ----------
 ASSETS
     Current Assets
         Cash and cash equivalents                         1         $     436             $      255
         Trade accounts receivable                         2               638                     71
         Due from related parties                          3               105                     14
         Inventories                                                        55                     55
         Prepaid expenses and other current assets         4               144                      7
                                                                     ---------             ----------
                                                                         1,378                    401
                                                                     ---------             ----------

     Non-Current Assets
         Investments                                       5                85                     96
         Property and Equipment, net                       6             5,569                  1,316
                                                                     ---------             ----------

                                                                         5,654                  1,412
                                                                     ---------             ----------
     Total Assets                                                        7,031                  1,813
                                                                     =========             ==========


LIABILITIES AND SHAREHOLDERS' DEFICIENCY

     Current Liabilities
         Due to related party                              7             1,963                  1,835
         Accounts payable and accrued expenses             8               304                    223
         Short-term loan                                   9                92                     70
         Current portion of long-term debt                 9             4,777                  3,527

     Long Term Liabilities
         Long-term borrowing from related parties          9             5,877                  2,148

     Shareholders' Deficiency
         Common stock (50,000 common shares authorized,
           100 issued, but not paid, US $1 par value)                        -                      -
         Accumulated other comprehensive income                            104                    104
         Accumulated deficit                                            (6,086)                (6,094)
                                                                     ---------             ----------
                                                                        (6,086)                (6,094)
                                                                     ---------             ----------

     Total Shareholders' Deficiency and Liabilities                  $   7,031             $    1,813
                                                                     =========             ==========


                                                       F-44

                         Caspian Services Group Limited
              Unaudited and Unreviewed Consolidated Financial Statements
                       For the quarter ended June 30, 2002


          Consolidated Statements of Operations and Comprehensive Loss
                       For the quarter ended June 30, 2002
                     (In thousands of United States Dollars)

                                                               2002                 2001
                                                          -------------         -------------
     Revenues
         Charter revenue                                  $         862         $         479
         Mobilization/demobilization fee                            295                     -
         Accommodation and meals                                    287                   120
         Other revenue                                              135                     -
                                                          -------------         -------------
     Total revenue                                                1,579                   599
                                                          -------------         -------------
     Costs and Expenses

         Payroll and related taxes expenses                         545                   241
         Costs of food                                               28                    87
         Costs of fuelC                                              82                    35
         Technical and marketing services expense                   120                    60
         Insurance                                                  122                    69
         Depreciation                                               251                    74
         Freight charges                                              -                     -
         Travel and entertainment expenses                           82                    26
         Telephone expenses                                          14                    18
         Taxes                                                       10                    19
         Bad debt expenses                                          (33)                    -
         Other operating expenses                                   570                    89
                                                          -------------         -------------
     Total costs and expenses                                     1,789                   717
                                                          -------------         -------------

     Income from operating activities                              (210)                 (117)

     Other income
         Investments' impairment loss                                 -                     -
         Finance cost                                                 -                     -
         Other income                                                 -                     -
                                                          -------------         -------------
     Net income /(loss) before income tax                          (210)                 (117)
                                                          -------------         -------------

     Income tax                                                      11                    45
                                                          -------------         -------------

     Net income/ (loss)                                   $        (221)        $        (162)
                                                          =============         =============


                                                F-45

                         Caspian Services Group Limited
             Unaudited and Unreviewed Consolidated Financial Statements
                       For the quarter ended June 30, 2002


                      Consolidated Statements of Cash Flows
                       For the quarter ended June 30, 2002
                     (In thousands of United States Dollars)

                                                                       2002                    2001
                                                                  ------------             ------------
Investing activities:
     Investments                                                  $          -             $        (96)
     Purchase of property and equipment                                    (28)                       -
                                                                  ------------             ------------
Net cash used by investing activities                                      (28)                     (96)
                                                                  ------------             ------------

Financing activities:
     Cash proceeds from related parties' long-term debt                    796                      178
     Cash proceeds from short-term loan                                     92                       70
     Repayment of short-term loan                                            -                        -
                                                                  ------------             ------------

Net cash provided by financing activities                                  888                      248
                                                                  ------------             ------------

Net increase in cash and cash equivalents                                  177                       81
                                                                  ------------             ------------

Cash and cash equivalents at the beginning of the period                   259                      129
                                                                  ------------             ------------

Cash and cash equivalents at the end of the year                  $        436             $        210
                                                                  ============             ============


                                                  F-46

                         Caspian Services Group Limited
       Notes to Unaudited and Unreviewed Consolidated Financial Statements
                       For the quarter ended June 30, 2002
 (All amounts are in thousands of United States dollars unless otherwise stated)


1. Corporate Information

Reorganization

In accordance with the Agreement and Plan of Reorganization (the "Agreement"), concluded in February 2002 by and between EMPS Corporation, a Nevada corporation ("EMPS"), the Company and shareholders of the Company, all outstanding shares of the Company were acquired by EMPS in exchange for shares of EMPS.

The total registered share capital of Caspian as of December 31, 2001 was US $50 thousand with 50,000 common shares authorized and 100 shares issued. Share capital was not paid in as of June 30, 2002. The nominal value of a share is US $1.

The principal activities of the Company consist of the provision of vessels and offshore logistics in the Kazakhstan sector of the NE Caspian. The Company currently has 2 shallow draft supply vessels namely: Caspian Yelena and Caspian Maria on charter.

Vessels "Caspian Yelena" and "Caspian Maria"

Both vessels are chartered by Agip Kazakhstan North Caspian Operating Company N.V. for a three year period in accordance with the Contract for Charter of Shallow Draft Landing Craft effective from July 2, 2001. According to the contract terms two vessels are hired until completion of work in the ice free period of the 2003 work season plus extension for 2 optional additional periods of 12 months at the following rates:

In addition to provision of the vessels, associated support services include:

o        Maintenance and upkeep of the vessel,

o        Staffing of the vessel with the Company's marine crew,

o Provision of accommodation and meals for the Contractor's and Company's personnel on the vessel;

o Provision of laundry and related services to the personnel on the vessel.

The Caspian Yelena's effective hire date commenced November 26, 2001. The Caspian Maria's effective hire date commenced May 1, 2002.

Vessel "Baskunchak"

The Baskunchak is a large, multi-application shallow draft accommodation-work barge designed to operate in the shallow waters of the Caspian Sea. A vessel charter contract was concluded between the Company and Agip KCO commencing 17 March, 2002 through 29 April, 2002 at the following rates:

Mobilization fee                    $75,000
Demobilization fee                  $25,000
Operational day rate                $ 8,650

The Company (including its branch and subsidiary company) employed 72 people as of June 30, 2002.

                         Caspian Services Group Limited
                      Notes to the Unaudited and Unreviewed
                 Consolidated Financial Statements (continued)
 (All amounts are in thousands of United States Dollars unless otherwise stated)


2. Restatement of Previously Issued Financial Statements

The consolidated financial statements of the Company for the year ended December 31, 2001 and for the period from December 22, 1999 (Inception date) through December 31, 2000, have been restated to reflect the correction of certain errors. Specifically, the restated financial statements reflect the effects of consolidating adjustments related to Bauta and additional miscellaneous adjustments and reclassifications. The previously issued financial statements accounted for Bauta using the equity method of accounting contrary to the requirements of US GAAP.

The impact of the aforementioned restatement is summarized as follows:

                                    As Previously            As Restated
                                 Reported at and for     at and for the year
                                    the year ended              ended
                                   December 31, 2001      December 31, 2001
                                   -----------------      -----------------
Current assets                    $             753      $            894
Total assets                      $           6,630      $          6,771
Current liabilities               $           2,495      $          7,450
Total liabilities                 $           7,547      $         12,531
Shareholders deficit              $             917      $          5,760

Revenues                          $           3,197      $          3,498
Net income / (loss)               $              67      $           (412)


3. Current Economic Environment

In recent years, Kazakhstan has undergone substantial political and economic change. As an emerging market and although improving, Kazakhstan does not possess a well-developed business infrastructure, which generally exists in a more mature free market economies. As a result, operations carried out in Kazakhstan can involve significant risks, which are not typically associated with those in developed markets. Instability in the market reform process could subject the Company to unpredictable changes in the basic business infrastructure in which it currently operates. Uncertainties regarding the political, legal, tax or regulatory environment, could significantly affect the Company's ability to operate commercially. Management is unable to estimate what changes may occur or the resulting effect on any such changes on the Company's financial condition or future results of operations.

4. Summary of Significant Accounting Policies

The following is a summary of significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements:

Basis of presentation

The accompanying consolidated financial statements include the accounts of both Caspian and its subsidiary Bauta. The Company acquired a 54% of interest in Bauta in September 2000.

The Company acquired a 50% of interest in Bautino Development Company LLP ("Bautino") in April 2001 from Arkashelf LLP. Bautino was established on June 22, 2000 under the laws of the Republic of Kazakhstan and is currently constructing a hotel in the port Bautino, on the Caspian Sea in Kazakhstan. The owner of the remaining 50% of interest in Bautino is Caspian Group Ltd, a company established under the laws of the British Virgin Islands. The Company's investment in Bautino is accounted for using the equity method of accounting. It is envisaged that the hotel will be opened 31 December, 2002. First year occupancy is projected to be approximately 50%.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

                         Caspian Services Group Limited
                      Notes to the Unaudited and Unreviewed
                 Consolidated Financial Statements (continued)
 (All amounts are in thousands of United States Dollars unless otherwise stated)


Foreign currencies

Caspian's functional currency is the United States Dollar ("USD") as a significant portion of its revenues, costs, property and equipment purchased, and debt and trade liabilities are either priced, incurred, payable or otherwise measured in USD. Accordingly, transactions and balances not already measured in USD (primarily Kazakh Tenge - "KZT") have been re-measured into USD in accordance with the relevant provisions of Statement of Financial Accounting Standard No. 52 ("SFAS 52"). The Company's subsidiary operation (Bauta) has a KZT functional currency.

Under SFAS 52 revenues, costs, capital and non-monetary assets and liabilities are re-measured at historical exchange rates prevailing on the transaction dates. Monetary assets and liabilities are re-measured at exchange rates prevailing on the balance sheet date. Exchange gains and losses arising from re-measurement of monetary assets and liabilities that are not denominated in USD are credited or charged to operations.

The KZT is not a convertible currency outside of the Republic of Kazakhstan. In Kazakhstan official exchange rates are determined daily by the National Bank of the Republic of Kazakhstan ("NBK") and are considered to be a reasonable approximation of market rates. NBK rates have been used for translation purposes in these financial statements. The exchange rate at September 6, 2002 for one USD was 154.35 KZT (December 31, 2001: 150.20 KZT, at December 31, 2000: 144.50
KZT). The translation of KZT denominated assets and liabilities into USD for the purpose of these consolidated financial statements does not necessarily mean that the Company could realize or settle, in USD, the reported values of these assets and liabilities, Likewise it does not mean that the Company could return or distributed the reported USD value of capital to its shareholders.

Use of estimates

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents are defined as cash on hand, demand deposits and short-term, highly liquid investments readily convertible to known amounts of cash and subject to insignificant risk of changes in value, i.e., cash on hand and bank deposits with less than three months to maturity.

Trade and other receivables

Trade receivables, which generally have 30-90 day terms, are recognized and carried at original invoice amount less an allowance for any un-collectable amounts. An estimate for doubtful debts is made when collection of the full amount is no longer probable. Bad debts are written-off as incurred. Receivables from related parties are recognized and carried at cost.
Bills of exchange and promissory notes which are held to maturity are measured at amortized cost using the effective interest rate method. Those that do not have a fixed maturity are carried at cost, being the fair value of the consideration given.

Inventories

Inventories are carried at the lower of cost or net realizable value. Cost is determined using the average cost method. Costs include the purchase and production costs of raw materials and conversion costs such as direct labor and an allocation of fixed and variable production overheads.

                         Caspian Services Group Limited
                      Notes to the Unaudited and Unreviewed
                 Consolidated Financial Statements (continued)
 (All amounts are in thousands of United States Dollars unless otherwise stated)


Property and equipment

Property and equipment with useful lives greater than one year are shown in the accompanying consolidated financial statements at historical cost less accumulated depreciation. Cost includes purchase price, duties, and directly attributable costs of bringing the property and equipment to working conditions for their intended use.

Assets start to be depreciated as soon as an asset is put into operation. The vessels are depreciated on a straight-line basis over their estimated useful life of approximately ten years.

Goodwill

At the time of purchase, the assets and liabilities of majority owned subsidiaries are recorded at the estimated fair value of the net assets acquired. Goodwill represents the difference between the purchase price and fair value of the net assets acquired. Goodwill which was recorded upon the acquisition of Bauta has been subsequently recorded in the statement of operations as the Company came to a conclusion that such amounts were impaired (see Note 16).

Long-lived assets

In accordance with Statement of Financial Accounting Standard No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of ("SFAS 121"), long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows of the individual assets and consolidated cash flows for long-lived assets, not identifiable individually.

As is discussed in Note 16, all long-term assets which were recorded upon the acquisition of Bauta have been subsequently recorded in the statement of operations as the Company came to a conclusion that such amounts were impaired.

Investments

Investments in entities where the Company exerts significant influence over the entity are accounted for under the equity method of accounting, and the pro rata share of income (loss) of associates is included in the statement of operations. The Company's investment in equity securities consists of a 50% ownership interest in Bautino Development Company, acquired during 2001 (Note 8).

Payables

Liabilities for trade and other amounts payable, are carried at cost, which is the fair value of the consideration to be paid in the future for goods and services received, whether or not billed to the Company.

Borrowings

All loans and borrowings are initially recognized at cost, being the fair value of the consideration received and including acquisition charges associated with the borrowing / loan.

Revenue recognition

Revenues involving the rendering of services to third parties are recognized when the services are supplied by reference to the stage of completion of the transaction at the balance sheet date. Revenues are recorded net of VAT.

                         Caspian Services Group Limited
                      Notes to the Unaudited and Unreviewed
                 Consolidated Financial Statements (continued)
 (All amounts are in thousands of United States Dollars unless otherwise stated)


Related parties

Related parties include the Company's shareholders, investee companies and other entities which have either the ability to control the Company or can exercise significant influence over the Company in making financial and operating decisions.

Payables to related parties are carried at cost.

Environmental costs

Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and or remedial efforts are probable, and the cost can be reasonably estimated based on ongoing engineering studies, discussions with the environmental authorities and assumptions as to the areas that may have to be remediated along with the nature and extent of the remediation that may be required.

Derivative instruments

The Company has no derivative financial instruments.

Accounting for Impairment or Disposal of Long-Lived Assets

In August 2001, the FASB issued SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets". This statement addresses financial accounting and reporting for the impairment disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for disposal of segment of a business (as previously defined in that opinion). This Statement also amends Accounting Research No. 41, "Consolidated Financial Statements", to eliminate the exception to consolidation for which control is likely to be temporary. This statement will be effective for financial statements issued for fiscal year beginning after December 15, 2001. The Company is currently evaluating the impact the pronouncement will have on future consolidated financial statements.

                         Caspian Services Group Limited
                      Notes to the Unaudited and Unreviewed
                 Consolidated Financial Statements (continued)
 (All amounts are in thousands of United States Dollars unless otherwise stated)


5. Notes to the Financial Statements

1. Cash and Cash Equivalents

                                                                           June 30, 2002         June 30, 2001
                                                                         -----------------     -----------------
Current accounts held with banks in Kazakhstan                           $             348     $              61
Current account held with Royal Bank of Scotland                                        78                   183
Cash in hand                                                                            10                    11
                                                                         -----------------     -----------------
                                                                         $             436     $             255
                                                                         =================     =================

The above balances are denominated in various currencies as follows:

                                                                           June 30, 2002         June 30, 2001
                                                                         -----------------     -----------------
US Dollars                                                               $             334     $             199
Kazakhstan Tenge (US Dollar equivalent)                                                102                    56
                                                                         -----------------     -----------------
                                                                         $             436     $             255
                                                                         =================     =================

2. Trade Accounts Receivable

                                                                           June 30, 2002         June 30, 2001
                                                                         -----------------     -----------------
Trade accounts receivable                                                $             638     $              71
Allowance for un-collectable amounts
                                                                         -----------------     -----------------
                                                                         $             638     $              71
                                                                         =================     =================

The Company's trade accounts receivable are represented mainly by a receivable amounting to US $604 from Agip Kazakhstan North Caspian Operating Company N.V. and includes Bauta's trade accounts receivable amounting to US $34.

Trade receivable are mainly denominated in USD.

3.  Due from Related Party

The amount of US $105 thousand is represented by a receivable for consulting services provided to GIS-Center LLP, a company under common ownership and incorporated in Kazakhstan on January 22, 1998.

                         Caspian Services Group Limited
                      Notes to the Unaudited and Unreviewed
                 Consolidated Financial Statements (continued)
 (All amounts are in thousands of United States Dollars unless otherwise stated)


4. Advances Paid and Other Current Assets

                                                                           June 30, 2002         June 30, 2001
                                                                         -----------------     -----------------
Advances to employees                                                    $             137     $               -
Prepaid expenses                                                                         7                     7
                                                                         -----------------     -----------------
                                                                         $             144     $               7
                                                                         =================     =================

The Company's advances to employees and prepaid expenses are mainly denominated in USD.

5. Investments
                                                                           June 30, 2002         June 30, 2001
                                                                         -----------------     -----------------
Investments                                                              $              96     $              96
Equity in earnings (loss) of equity method investee                                     11                     -
                                                                         -----------------     -----------------
                                                                         $              85     $              96
                                                                         =================     =================

6. Property and Equipment, net
                                                                           June 30, 2002         June 30, 2001
                                                                         -----------------     -----------------
                                                                            Machinery and        Machinery and
                                                                              equipment            equipment
                                                                         -----------------     -----------------
Cost as at June 30, 2002                                                 $           6,074     $           1,475
                                                                         -----------------     -----------------
Cost as at June 30, 2002                                                 $           6,074     $           1,475
                                                                         -----------------     -----------------

Accumulated depreciation as at June 30, 2002                             $            (505)    $            (159)
Depreciation expense                                                                  (505)                 (159)
                                                                         -----------------     -----------------
Net book value as at June 30, 2002                                       $           5,569     $           1,316
                                                                         =================     =================

                                                        F-53

                         Caspian Services Group Limited
                      Notes to the Unaudited and Unreviewed
                 Consolidated Financial Statements (continued)
 (All amounts are in thousands of United States Dollars unless otherwise stated)


7.  Due to Related Parties

Name                               Nature                                   June 30, 2002         June 30, 2001
----                               ------                                -----------------     -----------------
Conaught Finance International     Management and technical services
  Limited                            (Note 15)                           $             482     $             454
Techgrand Company Limited          Consulting on investing and
                                     marketing services (Note 15)                      100                     -
Service Help Company LLC           Administration services (Note 15)                   105                    46
Arkashelf Ltd                      Remaining due for 50% interest in
                                     Bautino Development Company                        37                    96
Kazakhstancaspishelf OJSC          Interest accrued on long term loan
                                     (Note 13)                                       1,239                 1,239
                                                                         -----------------     -----------------
                                                                         $           1,963     $           1,835
                                                                         =================     =================

8. Accounts Payable and Accrued Expenses
                                                                           June 30, 2002         June 30, 2001
                                                                         -----------------     -----------------
Trade accounts payable                                                   $             185     $             176
Taxes other than income taxes                                                           61                     -
Interest payable                                                                        11                     -
Accrued expenses                                                                        47                    47
                                                                         -----------------     -----------------
                                                                         $             304     $             223
                                                                         =================     =================

The Company's trade accounts payable, interest payable and accrued expenses are mainly denominated in USD. Taxes payable are denominated in Kazakh tenge.

9. Long-Term Borrowings to Related Parties

Loans from related parties comprised of the following as at December 31,
                                                                           June 30, 2002         June 30, 2001
                                                                         -----------------     -----------------
Arkashelf Ltd                                                            $           4,200       $             -
Kazakhstancaspishelf OJSC                                                            3,527                 3,527
Kathleen Lootens                                                                                              20
Petroleum Group Services Limited                                                       490                   490
Mars International Limited                                                           1,072                 1,050
Satco International Ltd                                                                166                   199
Mr. L. Garrard                                                                          92
Mr. Y. Kurguzkin                                                                       473                   360
Other                                                                                  634                    29
                                                                         -----------------     -----------------
                                                                         $          10,654     $           5,675
                                                                         =================     =================


                                                          F-54

                         Caspian Services Group Limited
                      Notes to the Unaudited and Unreviewed
                 Consolidated Financial Statements (continued)
 (All amounts are in thousands of United States Dollars unless otherwise stated)


6. Subsequent Events

Reorganization

Reorganization was completed on July 30, 2002, the Company is a wholly owned subsidiary of EMPS. EMPS is a company publicly traded in the United States securities market (NASDAQ: EMPS).

Vessel Purchase

On July 11, 2002 the Company entered into an agreement to purchase the tugboat Zwerver 1 (to be renamed to Caspian Eva) for the purchase price of 1,450,000.00. Purchase of the vessel was completed 29 August, 2002 delivered to the Company in the port of Ayamonte, Spain. The vessel is currently located in the port of Azov being prepared for transiting the Volga Don canal and onward delivery to the port of Bautino, Kazakhstan.

Baskunchak Charter

On the 21st of August 2002 CSGL entered into a Contract with Agip Kazakhstan North Caspian Operating Company NV for the provision of the vessel Baskunchak for the period 21st August 2002 through 31st May 2003 with an optional 1-month extension. The vessel charter rates comprised:

Mobilization fee                    $42,000
Demobilization fee                  $65,500
Operational day rate                $ 8,900
Summer standby day rate             $ 4,900
Winter standby day rate             $ 1,700
Medical services day rate           $   500

Loans

On August 29, 2002 the Company received a loan from Bank CentreCredit in the amount of US $1,286 thousand for the purpose of purchasing the Zwerver 1, at the rate of 16% per annum. The loan is to be repaid by 31 August 2004. The Company has provided the vessel as collateral under a Credit Agreement.

                         EMPS CORPORATION AND SUBSIDIARY
                             (A Nevada Corporation)

                  CASPIAN SERVICES GROUP LIMITED AND SUBSIDIARY
                  (Incorporated in the British Virgin Islands)

          PROFORMA COMBINED BALANCE SHEET AND STATEMENTS OF OPERATIONS
                                   (Unaudited)

                         EMPS CORPORATION AND SUBSIDIARY

                  CASPIAN SERVICES GROUP LIMITED AND SUBSIDIARY

          PROFORMA COMBINED BALANCE SHEET AND STATEMENTS OF OPERATIONS
                                   (Unaudited)


The following unaudited proforma combined balance sheet and statements of operations aggregates the consolidated balance sheet and consolidated statements of operations of EMPS Corporation and Subsidiary (A Nevada Corporation) as of June 30, 2002 (unaudited) and the six months ended June 30, 2002 (unaudited) and the year ended December 31, 2001 (audited) and the restated consolidated balance sheet and restated consolidated statement of operations and comprehensive loss of Caspian Services Group Limited (New Subsidiary) and Subsidiary (Incorporated in the British Virgin Islands) as of June 30, 2002 (unaudited) and the six months ended June 30, 2002 (unaudited) and for the year ended December 31, 2001 (audited) giving effect to a transaction completed on July 30, 2002, wherein Parent acquired New Subsidiary as a wholly-owned subsidiary (the "Acquisition"). This business combination is treated as a reverse acquisition and as a recapitalization of New Subsidiary. Parent issued common stock in exchange for all of the issued and outstanding shares of New Subsidiary. The following proforma balance sheet and statements of operations uses the assumptions as described in the notes and the historical financial information available at June 30, 2002 and December 31, 2001.

The unaudited proforma combined balance sheet and statements of operations should be read in conjunction with the separate financial statements and restated financial statements and related notes thereto of Parent and New Subsidiary. The unaudited proforma condensed combined balance sheet and statements of operations are not necessarily indicative of the condensed combined balance sheet and statements of operations which might have existed for the periods indicated or the results of operations as they may appear now or in the future.

                                                 EMPS CORPORATION AND SUBSIDIARY

                                          CASPIAN SERVICES GROUP LIMITED AND SUBSIDIARY

                                                 PROFORMA COMBINED BALANCE SHEET
                                                  (In Thousands of US Dollars)
                                                           (Unaudited)

                                        Giving effect to an Acquisition on July 30, 2002



                                                                                 Caspian
                                                                   EMPS          Services
                                                               Corporation        Group          Proforma
                                                                   and           Limited         Increase          Proforma
                                                                Subsidiary      (Restated)      (Decrease)         Combined
                                                              --------------- --------------- ----------------  ---------------
                           ASSETS                               (6-30-02)       (6-30-02)
Current Assets:
     Cash and cash equivalent                                  $       9       $     435         $      -         $    444
     Accounts receivable - net                                         -             638                -              638
     Prepaid expense                                                   -               -                                 -
     Due from U.S. Dept. of Energy                                     8               -                -                8
     Due from related parties                                          -             105                -              105
      Inventories                                                      -              55                -               55
     Advances paid and other current assets                            -             144                -              144
                                                               ---------       ---------         --------         --------

                                                                      17           1,377                -            1,394
                                                               ---------       ---------         --------         --------

Non-current Assets
     Patents - net                                                     4               -                -                4
     Investments                                                       -              85                -               85
     Property and equipment - net                                      -           5,569                -            5,569
                                                               ---------       ---------         --------         --------

                                                                       4           5,654                -            5,658
                                                               ---------       ---------         --------         --------

Total Assets                                                   $       4       $   5,654         $      -         $  5,658
                                                               =========       =========         ========         ========


                               The accompanying notes are an integral part of this balance sheet.

                                                              F-58

                                                 EMPS CORPORATION AND SUBSIDIARY

                                          CASPIAN SERVICES GROUP LIMITED AND SUBSIDIARY

                                                 PROFORMA COMBINED BALANCE SHEET
                                                   (In Thousands of US Dollars)
                                                           (Unaudited)

                                         Giving effect to an Acquisition on July 30, 2002



                                                                                 Caspian
                                                                   EMPS          Services
                                                               Corporation        Group          Proforma
                                                                   and           Limited         Increase          Proforma
                                                                Subsidiary      (Restated)      (Decrease)         Combined
                                                              --------------- --------------- ----------------  ---------------
            LIABILITIES AND STOCKHOLDERS' EQUITY                (6-30-02)       (6-30-02)
Current Liabilities
     Due to related party                                      $       -       $   1,963         $      -         $  1,963
     Accounts payable and accrued expenses                            44             304                               348
     Deferred revenue                                                  -               -                -                -
     Short-term loan                                                   -              92                -               92
     Current portion of long-term debt                                 -           4,777                -            4,777
                                                               ---------       ---------         --------         --------
                                                                      44           7,136                -            7,180
                                                               ---------       ---------         --------         --------

Long-term Liabilities
     Related parties' long-term debt                                   -           5,877                -            5,877
                                                               ---------       ---------         --------         --------

                                                                       -           5,877                -            5,877
                                                               ---------       ---------         --------         --------

Stockholders' Equity (deficit)
     Common stock; $.001 par value, 150,000,000
       shares authorized, 30,000,000 shares issued
       and outstanding                                                3                -               27  (1)          30
     Additional paid-in capital (discounted stock)                  220                -              (27) (1)         (26)
                                                                                                     (219) (2)
     Accumulated other comprehensive income                           -              104                -              104
     Accumulated deficit                                           (246)          (6,086)             219  (2)      (6,113)
                                                               ---------       ---------         --------         --------

Total Stockholders' Equity (deficit)                                (23)          (5,982)               -           (6,005)
                                                               ---------       ---------         --------         --------

Total Liabilities and Stockholders' Equity                     $      21       $   7,031         $      -         $  7,052
                                                               =========       =========         ========         ========


                             The accompanying notes are an integral part of this balance sheet.

                                                            F-59

                                                 EMPS CORPORATION AND SUBSIDIARY

                                          CASPIAN SERVICES GROUP LIMITED AND SUBSIDIARY

                                            PROFORMA COMBINED STATEMENT OF OPERATIONS
                                                  (In Thousands of US Dollars)
                                                           (Unaudited)

                                        Giving effect to an Acquisition on July 30, 2002



                                                                                 Caspian
                                                                   EMPS          Services
                                                               Corporation        Group          Proforma
                                                                   and           Limited         Increase          Proforma
                                                                Subsidiary      (Restated)      (Decrease)         Combined
                                                              --------------- --------------- ----------------  ---------------
                                                               (Year ended       (Year ended
                                                                12-31-01)         12-31-01)
REVENUES
     Charter revenue                                           $       -       $   2,473         $      -         $  2,473
     Mobilization/demobilization fee                                   -             195                               195
     Accommodation and meals                                           -             441                               441
     Other revenues                                                    -             389                -              389
                                                               ---------       ---------         --------         --------

Total revenues                                                         -           3,498                -            3,498
                                                               ---------       ---------         --------         --------

COSTS AND EXPENSES
     General and administrative                                       48           2,634                -            2,682
     Depreciation expense                                              -             168                               168
   Amortization expense                                                -               -                -                -
                                                               ---------       ---------         --------         --------

Total costs and expenses                                              48           2,802                -            2,850

INCOME (LOSS) FROM OPERATIONS                                        (48)            696                -              648

OTHER INCOME (EXPENSE)
   Grant revenue, net of grant expenses                                -               -                                 -
   Investments' impairment loss                                        -             (11)                              (11)
   Finance and interest expense                                        -            (645)                             (645)
     Interest income                                                   1               -                -                1
     Other income (loss), net                                          -             (30)               -              (30)
                                                               ---------       ---------         --------         --------

INCOME (LOSS) BEFORE TAXES                                           (47)             10                -              (37)

PROVISION FOR INCOME TAXES                                             -            (423)               -             (423)
                                                               ---------       ---------         --------         --------

NET INCOME (LOSS)                                                    (47)           (413)               -             (460)

Other comprehensive income:
     Foreign currency translation adjustments                          -              82                -               82
                                                               ---------       ---------         --------         --------

COMPREHENSIVE LOSS                                             $     (47)      $    (331)        $      -         $   (378)
                                                               =========       =========         ========         ========


                         The accompanying notes are an integral part of this statement of operations

                                                            F-60

                         EMPS CORPORATION AND SUBSIDIARY

                  CASPIAN SERVICES GROUP LIMITED AND SUBSIDIARY

                    PROFORMA COMBINED STATEMENT OF OPERATIONS
                          (In Thousands of US Dollars)
                                   (Unaudited)

                Giving effect to an Acquisition on July 30, 2002



                                                                                 Caspian
                                                                   EMPS          Services
                                                               Corporation        Group          Proforma
                                                                   and           Limited         Increase          Proforma
                                                                Subsidiary      (Restated)      (Decrease)         Combined
                                                              --------------- --------------- ----------------  ---------------
                                                              (Six months        (Six months
                                                            ended 6-30-02)     ended 6-30-02)
REVENUES
     Charter revenue                                           $       -       $     862         $      -         $    862
     Mobilization/demobilization fee                                   -             305                               305
     Accommodation and meals                                           -             287                               287
     Other revenues                                                    -             135                -              135
                                                               ---------       ---------         --------         --------

Total revenues                                                         -           1,589                -            1,589
                                                               ---------       ---------         --------         --------

COSTS AND EXPENSES
     General and administrative                                       27           1,538                -            1,565
     Depreciation expense                                              -             251                               251
   Amortization expense                                                -               -                -                -
                                                               ---------       ---------         --------         --------

Total costs and expenses                                              27           1,789                -            1,816

INCOME (LOSS) FROM OPERATIONS                                        (27)           (200)               -             (227)

OTHER INCOME (EXPENSE)
   Grant revenue, net of grant expenses                                -               -                                 -
   Investments' impairment loss                                        -               -                                 -
   Finance and interest expense                                        -               -                                 -
     Interest income                                                   -               -                -                -
     Other income                                                      -               -                -                -
                                                               ---------       ---------         --------         --------

INCOME (LOSS) BEFORE TAXES                                           (27)           (200)               -             (227)

PROVISION FOR INCOME TAXES                                             -             (11)               -              (11)
                                                               ---------       ---------         --------         --------

NET INCOME (LOSS)                                              $     (27)      $    (211)        $      -         $   (238)
                                                               =========       =========         ========         ========


                            The accompanying notes are an integral part of this statement of operations

                                                                F-61

                         EMPS CORPORATION AND SUBSIDIARY

                  CASPIAN SERVICES GROUP LIMITED AND SUBSIDIARY

               PROFORMA COMBINED NOTES TO THE FINANCIAL STATEMENTS
                                   (Unaudited)

EMPS CORPORATION AND SUBSIDIARY (the Company) - was incorporated under the laws of the State of Nevada on July 14, 1998 for the purpose of researching and developing commercial applications for patented technology for a high frequency eddy current separator. The Company and its subsidiary are working to develop a prototype primarily for use in commercially separating nonmagnetic particulate materials for use in recovering metals at foundries and smelters. The Company on July 30, 2002 acquired Caspian Services Group Limited as a wholly owned subsidiary.

CASPIAN SERVICES GROUP LIMITED (CSG) - is a British Virgin Islands corporation. CSG was incorporated on December 22, 1999. CSG has been primarily engaged in providing services to the oil and gas industry in the Republic of Kazakhstan. CSG carries out its primary business activities from its branch located in Aktau, Kazakhstan, which has been registered with the Ministry of Justice of the Republic of Kazakhstan since April of 2000. CSG owns 54% of the outstanding common shares of CJSC Bauta (subsidiary). The subsidiary was incorporated on February 27, 1998 under the laws of the Republic of Kazakhstan and owns and operates a water desalinization plant in the port of Bautino, on the Caspian Sea.

Proforma Adjustments - (1) The Company acquired all of the issued and outstanding shares of CSG in exchange for 27,089,700 restricted shares of previously authorized but unissued shares of its common stock. The business combination is a reverse acquisition and is treated as a recapitalization of CSG. (2) This is part of the recapitalization transaction and entry. It eliminates the retained deficit of the Company accounting for the transaction as if the shares were exchanged by CSG for the net assets of the Company.

Stock Option Plan - The Company has adopted, with the approval of its stockholders, the EMPS Corporation 2002 Stock Option Plan (the "Plan"), pursuant to which it is authorized to grant options to purchase up to 1,000,000 shares of common stock to the Company's key employees, officers, directors, consultants, and other agents and advisors.

The Board of Directors will administer the Plan until a Compensation Committee is appointed. Subject to the provisions of the Plan the Board or Committee will determine the employees who will receive options under the Plan, the number of shares subject to each option and the terms of those options, and interprets the Plan and makes such rules of procedure as the Board may deem proper.

The plan permits the granting of 1,000,000 shares of Common Stock at a price equal to one hundred percent of the fair market value of the Common Stock on the date that the option is granted provided, however, that the price shall not be less than the par value of the Common Stock, which is subject to the option. Further, no Incentive Stock Option may be granted to an employee owning Common Stock having more than 10% of the voting power of the Company unless the option price for such employee's option is at least 110% of the fair market value of the Common Stock subject to the option at the time the option is granted and the option is not exercisable after the expiration of five years from the date of granting. No option may be granted under the Plan after the tenth anniversary of the adoption of the Plan. Unless otherwise specified by the Board, options granted under the Plan are Incentive Stock Options under the provisions and subject to the limitations of Section 422 of the Internal Revenue Code.

                                      F-62